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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Otter Tail Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006
Proxy Statement and
Annual Meeting Notice

Otter Tail Corporation
Annual Meeting of Shareholders
Monday, April 10, 2006
10 a.m., CST
Bigwood Event Center
921 Western Avenue
(Highway 210 West and Interstate 94)
Fergus Falls, Minnesota
Coffee will be served at 9:15 A.M., and lunch will follow the meeting. No reservation is necessary.
Please present your admission ticket,
which is attached to your proxy.
Contact Shareholder Services for
Information

Email	sharesvc@ottertail.com

Internet	www.ottertail.com

Fax	218-998-3165

Phone	800-664-1259 or 218-739-8479

Mail	Otter Tail Corporation
Box 496
Fergus Falls, Minnesota 56538-0496

March 6, 2006
To the Holders of Common Shares of Otter Tail Corporation:
You are cordially invited to attend the Annual Meeting of Shareholders of Otter Tail Corporation, which will be held at the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, at 10:00 A.M. on Monday, April 10, 2006.
Enclosed are a formal Notice of Annual Meeting and the Proxy Statement, which describe the business to be conducted at the meeting. The Board of Directors proposes that shareholders reelect Ms. Karen M. Bohn and elect Mr. Edward J. McIntyre and Ms. Joyce Nelson Schuette for three-year terms on the Board of Directors.
Shareholders will be asked to approve an amendment to add 500,000 shares to the 1999 Employee Stock Purchase Plan and to approve an amendment to add 1,000,000 shares to the 1999 Stock Incentive Plan, to extend the term of the Plan from December 13, 2008 to December 13, 2013, and to make certain other changes to terms of the Plan.
These are Otter Tail Corporation’s two stock-based benefit plans. The purpose of these plans is to encourage employees to focus on Otter Tail Corporation’s long-term success and tie their actions to shareholder value. The proposed amendments to the plans are explained in the accompanying Proxy Statement, and we ask that you read the explanation carefully.
Shareholders will be asked to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006.
Your vote is important. Whether or not you attend the meeting, we encourage you to vote your shares. You may vote your shares on the Internet or by using a toll-free telephone number. Instructions for using these convenient services are provided with your proxy card. Of course, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If your shares are held of record in a brokerage account, please follow the instructions that you receive from your broker. Your broker will submit a proxy card to Otter Tail Corporation reflecting the votes it receives. ESOP participants should follow the instructions provided by Wells Fargo Bank, N.A.
For those shareholders who have not consented to electronic delivery of proxy materials, I have enclosed a copy of Otter Tail Corporation’s 2005 Annual Report.
Sincerely,

John C. MacFarlane
Chairman of the Board

Notice of Annual Meeting
Notice is hereby given to the holders of common shares of Otter Tail Corporation that the Annual Meeting of Shareholders of Otter Tail Corporation will be held in the Bigwood Event Center, Best Western Motel, Highway 210 West and Interstate 94, Fergus Falls, Minnesota, on Monday, April 10, 2006, at 10:00 a.m. to consider and act upon the following matters:
1.	To elect three Directors to Otter Tail Corporation’s Board of Directors to serve terms of three years.
2.	To amend the 1999 Employee Stock Purchase Plan to increase the number of available shares from 400,000 to 900,000.
3.	To amend the 1999 Stock Incentive Plan to increase the number of available shares from 2,600,000 to 3,600,000, to extend the term of the Plan from December 13, 2008 to December 13, 2013, and to make certain other changes to the terms of the Plan.
4.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year 2006.
5.	To transact such other business as may properly be brought before the meeting.

March 6, 2006	GEORGE A. KOECK
Corporate Secretary and General Counsel
Your Vote is Important
Please vote your proxy by telephone or the Internet as described in the instructions on the enclosed proxy card. Or sign and return the proxy card in the enclosed envelope, which does not require postage if mailed in the United States. If your shares are held of record in a brokerage account, please follow the instructions that you receive from your broker. Your broker will submit a proxy card to Otter Tail Corporation reflecting the votes it receives. ESOP participants should follow the instructions provided by Wells Fargo Bank, N.A.
Shareholders who are currently receiving a paper copy of the proxy statement and annual report can elect to receive future reports over the Internet. If interested in this option, please contact Shareholder Services by calling our toll free number 800-664-1259, or by e-mail at sharesvc@ottertail.com.

Proxy Statement Questions and Answers
1.	Q:	Why am I receiving these materials?
A:	The Board of Directors of Otter Tail Corporation provides these proxy materials for use at the Annual Meeting of Shareholders to be held on April 10, 2006. As a shareholder you are invited to attend the annual meeting and are entitled to vote on the proposals described in this proxy statement. These materials were sent to shareholders on or about March 6, 2006.
2.	Q:	Who is entitled to vote at the annual meeting?
A:	Only common shareholders of record at the close of business on February 15, 2006 are entitled to vote at the annual meeting. As of the record date, 29,423,297 common shares of Otter Tail Corporation were issued and outstanding. Each shareholder is entitled to one vote per share.
3.	Q:	What issues may I vote on at the annual meeting?
A:	You may vote on (1) the election of three nominees to serve on the Board of Directors; (2) the amendment to the 1999 Employee Stock Purchase Plan; (3) the amendment to the 1999 Stock Incentive Plan; (4), the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2006; and (5) on any other business that is properly brought before the meeting.
4.	Q:	How do I vote my shares?
A:	You may vote either in person at the annual meeting or by granting a proxy. If you desire to grant a proxy, then you have three voting options:
•	by telephone

•	by Internet

•	by proxy card
If you intend to vote by proxy, please refer to the instructions included on your proxy card. Voting by proxy will not affect your right to vote your shares if you attend the annual meeting and desire to vote in person.
5.	Q:	May I change my vote?
A:	You have the right to revoke your proxy any time before the annual meeting by:
•	Providing written notice to an officer of Otter Tail Corporation and voting in person at the annual meeting.

•	Submitting another proper proxy by telephone or the Internet.

•	Submitting a new written proxy bearing a later date at any time before the proxy is voted at the meeting.
6.	Q:	How are the votes counted?
A:	In the election of Directors, you may vote FOR all of the nominees or your vote may be WITHHELD with respect to one or more nominees. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted FOR all nominees and FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, and unless your shares are held in the name of a brokerage firm, FOR the amendment to the 1999 Employee Stock Purchase Plan and FOR the amendment to the 1999 Stock Incentive Plan.

Shares voted as abstentions on any matter (or as “withhold authority” as to Directors) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting and as unvoted, although present and entitled to vote, for purposes of determining the approval of each matter as to which the shareholder has abstained.

If your shares are held in the name of a brokerage firm and you do not provide voting instructions to your broker, your shares will not be voted on any proposal for which your broker does not have discretionary authority to vote under the rules of the NASDAQ Stock Market. If a broker submits a proxy that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more proposals, those shares will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum at the meeting, but will not be considered as present and entitled to vote with respect to such proposals. Under the rules of the NASDAQ Stock Market, brokers have discretionary authority to vote on the election of Directors and the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm, but do not have discretionary authority to vote on the proposals to amend the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan.
7.	Q:	Where and when will I be able to find the results of the voting?
A:	Preliminary results will be announced at the Annual Meeting of Shareholders. Otter Tail Corporation will publish the final results in its quarterly report on Form 10-Q for the quarter ending June 30, 2006 to be filed with the Securities and Exchange Commission (SEC). You may also find the results on our website www.ottertail.com.

8.	Q:	Who bears the cost of soliciting votes for the annual meeting?
A:	Otter Tail Corporation will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to soliciting proxies by mail, officers and employees of Otter Tail Corporation may solicit them by telephone or in person. Employees receive no additional compensation for these solicitation activities. Otter Tail Corporation has retained Morrow & Company to assist in the solicitation of proxies for a fee of $6,500, plus certain out-of-pocket expenses.
Outstanding Voting Shares
The only persons known to Otter Tail Corporation to own beneficially (as defined by the SEC for proxy statement purposes) more than 5 percent of the outstanding common shares of Otter Tail Corporation as of February 15, 2006, are as follows:

Name and Address	Amount and Nature of
of Beneficial Owner	Beneficial Ownership	Percent of Class

Cascade Investment L.L.C.
2365 Carillon Point	2,556,499 shs.(1)	8.7%
Kirkland, WA 98033

Otter Tail Corporation
Employee Stock Ownership Plan
Wells Fargo Bank, N.A., Trustee
Institutional Trust Services
MAC: N9113-030	1,650,077 shs.(2)	5.6%
2700 Snelling Avenue North, Suite 300
Roseville, MN 55113

(1)	According to Form 13G dated February 14, 2006, the common shares owned by Cascade Investment L.L.C. as of December 31, 2005 are deemed to be owned beneficially by William H. Gates, III, as the sole member of Cascade Investment L.L.C., who has sole voting and investment power with respect to the shares shown.

(2)	The common shares owned by the Employee Stock Ownership Plan (ESOP) are held in trust for the benefit of participants in the ESOP for which Wells Fargo Bank, N.A. is Trustee, subject to the direction of the ESOP Retirement Committee. The ESOP has sole investment power over the common shares held in trust. Participants are entitled to instruct the ESOP Trustee on how to vote all common shares allocated to their accounts (1,631,935 common shares as of December 31, 2005) and will receive a separate proxy for voting such shares. All common shares allocated to the participants for which no voting instructions are received will be voted by the Trustee in proportion to the instructed shares. All unallocated common shares held by the ESOP (none as of December 31, 2005) will be voted as directed by the Retirement Committee.
Election of Directors
The Board of Directors of Otter Tail Corporation is comprised of nine Directors divided into three classes. The members of each class are elected to serve three-year terms with the term of office of each class ending in successive years.
The terms of Ms. Karen M. Bohn, Mr. Thomas M. Brown, and Mr. Robert N. Spolum expire at the time of the 2006 Annual Meeting of Shareholders. Mr. Brown and Mr. Spolum will be retiring from the Board at the time of the 2006 Annual Meeting in accordance with Board policies. Otter Tail Corporation thanks Mr. Brown and Mr. Spolum for their contributions to the Board.
The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates Ms. Karen M. Bohn for reelection to serve a three-year term ending at the time of the Annual Meeting in 2009. The Board of Directors, upon recommendation of the Corporate Governance Committee, nominates Mr. Edward J. McIntyre and Ms. Joyce Nelson Schuette for election to serve three-year terms ending at the time of the Annual Meeting in 2009.
Each nominee was initially recommended to the Board of Directors by a non-management Director of Otter Tail Corporation.
Under Minnesota law, the affirmative vote of a plurality of the common shares present and entitled to vote with respect to the election of Directors is required for the election of the nominees to the Board of Directors. Proxies, unless otherwise directed thereon, will be voted in favor of all nominees. The proxies solicited may be voted for a substitute nominee or nominees in the event that any of the nominees is unable to serve, or for good reason will not serve, which is a contingency not now anticipated.

Brief biographies of the Director nominees and of the continuing Directors are found below. These biographies include the ages of the Directors (as of the 2006 Annual Meeting of Shareholders) and outlines of their business experiences. Each Director has held the same position or another executive position with the same employer for the past five years.
The Board has determined that, with the exception of John C. MacFarlane, all of the Directors and Director nominees are independent as defined by the NASDAQ Listing Standards.
The Board recommends a vote FOR the election of all nominees to the Board of Directors.

Name	Principal Occupation	Age	Director Since

Nominees for election for three-year terms expiring in April 2009:

Karen M. Bohn	President and Chief Executive Officer Galeo Group, LLC (management consulting firm) Edina, Minnesota Director, Gander Mountain Company Ms. Bohn serves on the Audit and Corporate Governance Committees.	52	2003

Edward J. McIntyre	Former Vice President and Chief Financial Officer Xcel Energy Corporation (energy company) Incline Village, Nevada	55

Joyce Nelson Schuette	Managing Director and Investment Banker Piper Jaffray & Co. (financial services) Minneapolis, Minnesota	55
Directors with terms expiring in April 2008:

Dennis R. Emmen	Retired Senior Vice President, Finance, Treasurer and Chief Financial Officer Otter Tail Power Company Fergus Falls, Minnesota Mr. Emmen serves on the Audit and Compensation Committees.	72	1984

Kenneth L. Nelson	President and Chief Executive Officer Barrel O’Fun, Inc. President and Chief Executive Officer Kenny’s Candy, Inc. President and Chief Executive Officer Tuffy’s Pet Foods, Inc. (snack and pet food manufacturing) Perham, Minnesota Mr. Nelson serves on the Audit Committee.	64	1990

Nathan I. Partain	President, Chief Executive Officer and Chief Investment Officer DNP Select Income Fund, Inc. (closed-end utility income fund) President and Chief Executive Officer Duff and Phelps Investment Management Co. Chicago, Illinois Mr. Partain serves on the Audit, Compensation, and Executive Committees.	49	1993

Name	Principal Occupation	Age	Director Since

Directors with terms expiring in April 2007:

Arvid R. Liebe	President Liebe Drug, Inc. (retail business) Owner Liebe Farms, Inc. Milbank, South Dakota Mr. Liebe serves on the Compensation, Corporate Governance, and Executive Committees.	64	1995

John C. MacFarlane	Chairman of the Board Retired Chief Executive Officer and President Otter Tail Corporation Fergus Falls, Minnesota Mr. MacFarlane serves on the Executive Committee.	66	1983

Gary J. Spies	Chairman and President Service Food, Inc. (retail business) Fergus Falls, Minnesota Partner Fergus Falls Development Company, Midwest Regional Development Company, LLC (land and housing development) Fergus Falls, Minnesota Mr. Spies serves on the Audit and Corporate Governance Committees.	64	2001
Meetings and Committees of the Board
The full Board of Directors of Otter Tail Corporation considers all major decisions of Otter Tail Corporation. The Board has established a standing Audit Committee, Compensation Committee, Corporate Governance Committee, and Executive Committee so that certain important matters can be addressed in more depth than may be possible in a full Board meeting. Committee charters can be found on the Otter Tail Corporation website at www.ottertail.com.
The full Board of Directors held a total of eight regularly scheduled and special meetings in 2005. The Board of Directors also held a planning retreat with senior management. In conjunction with each meeting and the retreat, the Board of Directors met in executive session without management present. During 2005, the Board of Directors also met in executive session without management and Chairman John C. MacFarlane present. Each incumbent Director attended all meetings of the Board of Directors, and all meetings of the committees during the periods he or she served on such committees, held during the period for which he or she was a Director with the exception of Mr. Spies who abstained from participation in six special meetings of the Audit Committee due to a potential conflict of interest. Each then-incumbent Director attended the Annual Meeting of Shareholders in 2005.
The Corporation expects that all Directors and executive officers will attend the Annual Meeting of Shareholders.
Audit Committee
The Audit Committee reviews financial results of Otter Tail Corporation, reviews accounting, audit and control procedures, and retains and supervises the independent registered public accounting firm. The Audit Committee has oversight responsibility for the Corporation’s Code of Conduct. This committee is composed of six members of the Board of Directors who, for 2005, were Karen M. Bohn, Dennis R. Emmen, Kenneth L. Nelson, Nathan I. Partain, Gary J. Spies, and Robert N. Spolum (Chair). All committee members are independent Directors as defined by the NASDAQ Listing Standards. The Board has determined that Mr. Emmen, Mr. Partain, and Mr. Spolum meet the SEC definition for financial expert and all members of the committee are financially literate. The committee held ten meetings in 2005. For further information on the actions of the Audit Committee, please refer to the Report of the Audit Committee on page 12.

Compensation Committee
The Compensation Committee reviews, approves, and reports to the Board on compensation programs and benefit plan matters involving the Corporation’s Directors and executive officers. The Compensation Committee oversees the administration of the 1999 Employee Stock Purchase Plan, the 1999 Stock Incentive Plan, and the Executive Annual Incentive Plan. Working with an outside compensation consultant, and subject to approval by the Board, this committee sets compensation for the Directors, the Chief Executive Officer, and certain executive officers. This committee is composed of four members of the Board of Directors who, for 2005, were Thomas M. Brown, Dennis R. Emmen, Arvid R. Liebe (Chair), and Nathan I. Partain, all of whom are independent Directors, as defined by the NASDAQ Listing Standards. The committee held four meetings in 2005. For further information on the actions of the Compensation Committee, please refer to the Report of the Compensation Committee on page 7.
Corporate Governance Committee
The Corporate Governance Committee provides recommendations to the Board on candidates for election as Directors, on Director committee assignments, on actions necessary for the proper governance of Otter Tail Corporation, and on actions necessary for the evaluation of the performance of the Board of Directors and Chief Executive Officer. With input from the Chief Executive Officer, the committee recommends certain executive officers for annual election. The committee reviews, as necessary, changes in corporate governance required by statute or rule and makes recommendations to the Board on changes in structure, rule or practice necessary for compliance and for good corporate governance. The Board of Directors has not set minimum standards for Director candidates. Rather, it seeks highly qualified individuals with a wide variety of business and life experiences that will enable them to constructively review and guide management of Otter Tail Corporation. Otter Tail Corporation has successfully obtained highly qualified candidates for Directors without utilizing a paid outside consultant. The Corporate Governance Committee considers and evaluates potential Director candidates and makes its recommendations to the full Board. Any shareholder may submit a recommendation for nomination to the Board of Directors by sending a written statement of the qualifications of the recommended individual to the President and Chief Executive Officer, Otter Tail Corporation, Box 496, Fergus Falls, Minnesota 56538-0496. The Corporate Governance Committee will utilize the same process for evaluating all nominees, regardless of whether the nominee is submitted by a shareholder or some other source. The Corporate Governance Committee is composed of four members of the Board of Directors who, for 2005, were Karen M. Bohn, Thomas M. Brown (Chair), Arvid R. Liebe, and Gary J. Spies, all of whom are independent Directors, as defined by the NASDAQ Listing Standards. The committee held four meetings in 2005.
Executive Committee
The Executive Committee exercises certain powers of the Board between normally scheduled Board meetings and performs such duties as the Board may assign to it. This committee is composed of four members of the Board of Directors who, for 2005, were Arvid R. Liebe, John C. MacFarlane, Nathan I. Partain (Chair), and Robert N. Spolum. The committee did not meet in 2005.
Contact with the Board of Directors
Shareholders may contact the Board of Directors by either mail or e-mail. Questions may be sent to the entire Board, to a particular committee, or to an individual Director. The mailing address is Otter Tail Corporation, Board of Directors, Box 9156, Fargo, North Dakota 58106-9156 and the e-mail address is boardofdirectors@ottertail.com. Although reviewed by the General Counsel, all questions are forwarded to the Board of Directors or the appropriate committee or Director.
Director Compensation
All Directors of Otter Tail Corporation receive an annual retainer for their services as a Director, including service on committees. All Directors, except the Chairman, receive an annual retainer of $27,000. The Chairman receives an annual retainer of $63,000. All Directors receive a fee of $1,500 for attendance at each board and committee meeting. Each committee chair receives an additional retainer of $5,000 per year. In addition, Directors receive an actual expense or a $100 travel allowance if they are required to furnish their own transportation to board or committee meetings outside their city of residence.
In 2005, each Director received 1,300 shares of restricted stock, granted under the terms of the 1999 Stock Incentive Plan. The shares of restricted stock, which were granted on the date of the annual meeting, vest over a period of four years, at the rate of 25% per year, and are eligible for full dividend and voting rights.
Directors may elect to receive their compensation (other than expense reimbursements) in the form of cash, stock or a combination. Directors may elect to defer the receipt of all or part of their cash compensation pursuant to the Otter Tail Corporation Deferred Compensation Plan for Directors. The deferral may be in the form of cash or stock units. Cash deferrals receive interest at a rate equal to 1% over the prime commercial rate of U.S. Bank National Association. Deferrals in the form of stock units are credited quarterly with dividend equivalents equal to the dividend rate on Otter Tail Corporation’s common shares and the deferred amount is paid out in common shares.

Management’s Security Ownership
Listed in the following table are the number of common shares of Otter Tail Corporation beneficially owned by Directors and the executive officers named in the Summary Compensation Table, as well as the number of shares owned by Directors and executive officers of Otter Tail Corporation as a group as of December 31, 2005:

	Amount and Nature of		Percent
Name of Beneficial Owner	Beneficial Ownership(1)(2)		Class

Karen M. Bohn	2,750
Thomas M. Brown	13,682
Dennis R. Emmen	11,800	(3)
John D. Erickson	185,943	(4)
George A. Koeck	25,076
Arvid R. Liebe	9,459	(5)
Charles S. MacFarlane	42,000	(6)
John C. MacFarlane	313,659	(7)	1.1%
Lauris N. Molbert	74,147
Kevin G. Moug	56,545	(8)
Kenneth L. Nelson	23,744
Nathan I. Partain	11,841	(9)
Gary J. Spies	8,752	(10)
Robert N. Spolum	24,388
All Directors and executive officers as a group	803,786		2.7%

(1)	Represents outstanding common shares beneficially owned both directly and indirectly as of December 31, 2005. Except for John C. MacFarlane, no Director, Director nominee, or executive officer beneficially owns more than one percent of the total outstanding common shares as of December 31, 2005. Except as indicated by footnote below, the beneficial owner possesses sole voting and investment powers with respect to the shares shown.

(2)	Includes common shares held by the Trustee of Otter Tail Corporation’s Employee Stock Ownership Plan for the account of executive officers of Otter Tail Corporation with respect to which such persons have sole voting power and no investment power, as follows: Mr. Erickson, 4,982 shares; Mr. Koeck, 676 shares; Mr. C. MacFarlane, 516 shares; Mr. J. MacFarlane, 20,046 shares; Mr. Molbert, 200 shares; Mr. Moug, 184 shares; and all Directors, Director nominees and executive officers as a group, 26,604 shares.

Includes the following common shares subject to options exercisable within 60 days of December 31, 2005: Mr. Brown, 4,000 shares; Mr. Emmen, 4,000 shares; Mr. Erickson, 116,000 shares; Mr. Koeck, 20,000 shares; Mr. Liebe, 2,000 shares; Mr. C. MacFarlane, 22,250 shares; Mr. J. MacFarlane, 252,000 shares; Mr. Molbert, 50,000 shares; Mr. Moug, 39,750 shares; Mr. Nelson, 4,000 shares; Mr. Partain, 4,000 shares; Mr. Spies, 2,000 shares; Mr. Spolum, 2,000 shares; and all Directors, Director nominees and executive officers as a group, 522,000 shares.

(3)	Includes 3,000 shares owned jointly with Mr. Emmen’s wife as to which he shares voting and investment power.

(4)	Includes 7,834 shares owned jointly with Mr. Erickson’s wife as to which he shares voting and investment power.

(5)	Includes 31 shares owned by Mr. Liebe’s minor children as to which he, as custodian, has voting and investment power.

(6)	Includes 153 shares owned by Mr. C. MacFarlane’s minor children as to which he, as custodian, has voting and investment power.

(7)	Includes 26,831 shares owned jointly with Mr. J. MacFarlane’s wife as to which he shares voting and investment power.

(8)	Includes 791 shares owned jointly with Mr. Moug’s wife as to which he shares voting and investment power. Includes 11 shares owned by Mr. Moug’s minor children as to which he, as custodian, has voting and investment power.

(9)	Includes 1,000 shares owned jointly with Mr. Partain’s wife as to which he shares voting and investment power.

(10)	Includes 1,000 shares owned jointly with Mr. Spies’ wife as to which he shares voting and investment power.

No Director, Director nominee, or executive officer of Otter Tail Corporation owned beneficially, directly, or indirectly, on December 31, 2005 any shares of any series of cumulative preferred shares of Otter Tail Corporation except for Mr. Emmen, who owned 115 cumulative preferred shares of the $3.60 series.
The information with respect to beneficial ownership of securities of Otter Tail Corporation is based on information furnished to Otter Tail Corporation by each person included in the table.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Otter Tail Corporation’s Directors and executive officers and holders of more than 10 percent of Otter Tail Corporation’s common shares to fi le with the SEC initial reports of ownership and reports of changes in ownership of common shares and other equity securities of Otter Tail Corporation. Otter Tail Corporation believes that during the year ended December 31, 2005 its Directors and executive officers complied with all Section 16(a) fi ling requirements.
Executive Compensation
Compensation Committee Report on Executive Compensation
The Compensation Committee of the Board of Directors is composed solely of independent Directors as defined by the NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. This committee is responsible for developing Otter Tail Corporation’s executive compensation program for Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck (referred to in this report as the “executive officers”) and recommending it to the Board of Directors. The components of the executive compensation program are base salary, annual incentive bonus, and long-term incentive in the form of performance shares.
Executive compensation is focused on results. Otter Tail Corporation provides fair and equitable compensation for executives combining base pay, annual cash incentives, stock-based long-term incentives and competitive benefits. Annual incentive plans are designed to reward executives for Otter Tail Corporation’s current year financial success, recognizing the executive’s responsibility for meeting Otter Tail Corporation’s overall financial performance goals, as well as those of the operating companies. Stock-based incentives are focused on long-term performance by aligning the executive’s long-term financial interest with Otter Tail Corporation’s shareholders. Stock ownership requirements ensure that the executives remain focused on long-term shareholder value.
Working with an outside compensation consultant (Towers Perrin), the Compensation Committee develops annual recommendations for compensation for the Chief Executive Officer and the other executive officers. In 2004 Towers Perrin had prepared market-based compensation data comparing compensation information for the four top management positions of Otter Tail Corporation with that for executives of companies of comparable size in both the energy sector and general industry. In 2005, Towers Perrin discussed that data with the Compensation Committee and the trends in compensation that had taken place since that data was collected. Towers Perrin met with the Committee in executive session.
Compensation for Mr. C. MacFarlane was set by the Executive Vice President and Chief Operating Officer because Mr. C. MacFarlane is not elected to his position by the Board of Directors.
Base salary
The Chief Executive Officer makes specific recommendations to the Compensation Committee with respect to adjustments in base salary for executive officers (other than himself) based upon the market data analysis described above and other factors, which typically are subjective and reflect individual performances during the year or changes in corporate responsibilities. The Compensation Committee reviews the recommendations of the Chief Executive Officer for consistency with the market data analysis. The Compensation Committee may adjust base salaries, however, as it sees fi t without respect to the market data analysis or any other objective criteria. For 2005, base salary for each executive officer was below the mid-point of the market data analysis.
Annual incentive bonus
The Compensation Committee utilizes an annual incentive bonus plan for Otter Tail Corporation’s executive officers. The Otter Tail Corporation Executive Annual Incentive Plan provides incentives to executive officers if Otter Tail Corporation achieves certain performance targets. The annual incentive bonus is designed to place a significant portion of each executive officer’s annual cash compensation “at risk” depending upon the financial performance of Otter Tail Corporation for that year. The Compensation Committee is responsible for setting performance targets near the end of the fi rst quarter each year and establishes total target payout percentages for each of these officers based on the market data analysis and other subjective factors. For 2005 the performance targets were as follows:
1.	Corporate earnings per share. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted earnings per share. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the targeted performance level for earnings per share in 2005.

2.	Corporate return on equity. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted return on equity. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level, and additional increments for performance above the target. Otter Tail Corporation exceeded the targeted performance level for return on equity in 2005.
3.	Cash flow from operations. Each officer receives 33 1/3 percent of the total target payout if Otter Tail Corporation achieves the targeted cash flow from operations. Each officer receives 8 1/3 percent of the total target payout if Otter Tail Corporation achieves the minimum performance level and additional increments for performance above the target. Otter Tail Corporation exceeded the targeted performance level for cash flow from operations in 2005.
The Compensation Committee has discretion over treatment of extraordinary gains, write-offs, or other events in determining the amount of incentive bonus to be paid. For 2005, the amount of annual incentive bonus was based upon actual results.
Long-term incentives
Long-term incentive compensation for executive officers is based on performance share awards granted by the Compensation Committee under Otter Tail Corporation’s 1999 Stock Incentive Plan. The performance share awards are designed to tie the long-term incentives for the executive officers to company performance and to further align the interests of these individuals with shareholders.
In 2005 the Compensation Committee awarded 50,100 performance shares to the executive officers as a group as the target amount. The size of the grant awarded to each executive officer was consistent with or below the market data provided by Towers Perrin for awards to officers in similar positions in comparable companies. The performance shares, to the extent they become payable, will be paid in common shares of Otter Tail Corporation. Whether the performance shares become payable will be based upon the total shareholder return of Otter Tail Corporation as compared to the companies that comprise the Edison Electric Institute Index over a three year period from January 1, 2005 through December 31, 2007. Actual payment of common shares may range from zero to 150% of the target amount and will be paid in 2008.
Chief Executive Officer compensation
The Board of Directors, upon the Compensation Committee’s recommendation, sets the Chief Executive Officer’s base salary. The committee determines the Chief Executive Officer’s base salary utilizing the same criteria as it utilizes to determine the base salaries for the other executive officers, but without recommendation from the Chief Executive Officer. For 2005, base salary for the Chief Executive Officer was below the mid-point of the market data analysis. The committee determines the Chief Executive Officer’s annual incentive bonus, if any, in the same manner that it determines the bonus of the other executive officers. For 2005, the annual incentive bonus was based upon actual results. In 2005, the committee granted the Chief Executive Officer an award of performance shares based on the same criteria as the grants of performance shares to the other executive officers.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code imposes limits on tax deductions for executive compensation in excess of $1 million paid to any of the top fi ve executive officers named in the Summary Compensation Table. It is the committee’s policy to take reasonable steps to preserve this tax deduction.
Arvid R. Liebe,Chair
Thomas M. Brown
Dennis R. Emmen
Nathan I. Partain

Summary Compensation Table
The following table contains information about compensation to Otter Tail Corporation’s Chief Executive Officer and its other four most highly compensated executive Officers for each of the last three fiscal years.

		Annual Compensation		Long-term Compensation Awards
					Securities
				Restricted	Underlying	All Other
Name and			Bonus	Stock Awards	Options/SARs	Compensation
Principal Position	Year	Salary	(1)	($)(2)	(#)	(3)

John D. Erickson	2005	$372,000	$556,806	—	—	$14,850
President & CEO	2004	$358,000	$149,682	—	—	$14,725
	2003	$348,000	$61,600	$980,820	—	$14,600

Lauris N. Molbert	2005	$310,500	$464,992	—	—	$14,850
Executive Vice President	2004	$297,500	$124,735	—	—	$14,725
& COO	2003	$283,500	$50,750	$599,390	—	$14,600

Kevin G. Moug	2005	$246,250	$221,254	—	—	$16,050
Chief Financial Officer	2004	$236,000	$59,375	—	—	$15,925
& Treasurer	2003	$227,500	$46,000	$326,940	—	$15,800

George A. Koeck	2005	$224,250	$172,103	—	—	$14,850
General Counsel &	2004	$205,250	$43,034	—	—	$14,725
Corporate Secretary	2003	$197,500	$35,000	$168,919	—	$6,200

Charles S. MacFarlane	2005	$239,000	$105,160	$74,790	3,000	$8,862
President, Otter Tail	2004	$231,914	$73,687	$79,485	3,000	$9,292
Power Company	2003	$216,250	$95,000	$54,490	8,000	$9,519

(1)	Includes awards under the annual incentive bonus program for certain executive officers described above in the Compensation Committee Report on Executive Compensation.

(2)	At year end 2005, the aggregate number and value of all restricted shares held by each of the named officers was: Mr. Erickson, 26,600/$770,868; Mr. Molbert, 14,575/$422,383; Mr. Moug, 7,725/$223,870; Mr. Koeck, 4,400/$127,512; Mr. C. MacFarlane, 6,250/$181,125. Dividends are paid on the restricted shares. The restricted shares vest 25% each year over a four-year period provided the executive officer remains employed by Otter Tail Corporation.

(3)	Amounts of All Other Compensation for 2005 consists of (i) amounts contributed by the Company under the Otter Tail Corporation Retirement Savings Plan for 2005 as follows: Mr. Erickson, $5,250; Mr. Molbert, $5,250; Mr. Moug, $5,250; Mr. Koeck, $5,250; Mr. C. MacFarlane, $5,250; (ii) a car allowance as follows: Mr. Erickson, $9,600; Mr. Molbert, $9,600; Mr. Moug, $10,800; Mr. Koeck, $9,600; and (iii) the amount of the Company’s contribution under the Employee Stock Ownership Plan for 2005 which was invested in common shares for the account of Mr. C. MacFarlane, $3,612. There were no ESOP contributions to Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck.
Options/SAR Grants in Last Fiscal Year (1) (2)
The following table provides information on grants of stock options in 2005 to the officer named below.

	Number of Securities	Percent of Total Options/	Exercise or		Grant Date
	Underlying Options/SARs	SARs Granted to Employees	Base Price	Expiration	Present Value
	Granted (#)	in Fiscal Year	($/Share)	Date	($)(1)(2)

Charles S. MacFarlane	3,000	4.01%	$24.93	4/11/2015	$14,280

(1)	The option was granted with a term of ten years and becomes exercisable in full, six months after the grant date. The option becomes fully exercisable upon a change of control. The exercise price may be paid by delivery of common shares, and tax withholding obligations related to exercise may be paid by delivery or withholding of common shares.

(2)	In accordance with SEC rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the option set forth in this table. Otter Tail Corporation’s use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for the purpose of calculating the grant date present value for the options granted: expected life of the option of seven years, volatility at 25.4% dividend yield of 4.4% and discount rate of 4.3%.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values
The following table provides information on option exercises in 2005 by the officers named below and on the number and value of any unexercised options held by these officers at the end of 2005.

			Number of Securities Underlying		Value of Unexercised In-the-Money
			Unexercised Options/SARs at		Options/SARs at
			Fiscal Year-End (#)		Fiscal Year-End ($) (1)
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

John D. Erickson	—	—	116,000	—	$592,180	—
Lauris N. Molbert	20,000	$208,627	50,000	—	$136,500	—
Kevin G. Moug	—	—	39,750	—	$207,205	—
George A. Koeck	6,625	$63,701	20,000	—	$54,600	—
Charles S.MacFarlane	—	—	22,250	4,750	$26,545	$6,940

(1)	Based on $28.98 per share, which was the closing price of a share of Otter Tail Corporation Common Stock on NASDAQ on December 31, 2005
Long-Term Incentive Plan Awards in Last Fiscal Year
The following table provides information on grants of performance based share awards made in 2005 to each of the officers named below.

			Estimated Future Payouts Under Non-Stock
			Based Plans (Number of Shares) (1)
Name	Number of Shares	Performance Period until Payout	Threshold	Target	Maximum

John D. Erickson	19,500	January 1, 2005 — December 31, 2007	9,750	19,500	29,250
Lauris N. Molbert	15,200	January 1, 2005 — December 31, 2007	7,600	15,200	22,800
Kevin G. Moug	9,100	January 1, 2005 — December 31, 2007	4,550	9,100	13,650
George A. Koeck	6,300	January 1, 2005 — December 31, 2007	3,150	6,300	9,450

(1)	Each named officer was granted the target level of performance shares in 2005. The performance shares, to the extent they will become payable, will be paid in 2008 in common shares of Otter Tail Corporation, based upon the total shareholder return of Otter Tail Corporation compared with the companies that comprise the Edison Electric Institute Index over the three-year period from January 1, 2005 through December 31, 2007. If the threshold level of performance is not achieved, no common shares will be paid out.
Pension and Supplemental Retirement Plans
The following tables estimate the aggregate annual amount of lifetime benefits, as of January 1, 2006, that would be payable under Otter Tail Corporation’s tax-qualified defined benefit pension plan to participants in the final average earnings and years of credited service categories indicated.

With 401(a)(17) and 415 Limitations
Table 1	Old Plan Formula — 37% (Corporate and Coyote Union)

Annual Final	Years of Service
Average Earnings	15	20	25	30	40 or more

$40,000	$7,400	$9,867	$12,333	$14,800	$16,280
60,000	$12,107	$16,142	$20,178	$24,213	$26,634
80,000	$17,607	$23,475	$29,344	$35,213	$38,734
100,000	$23,107	$30,809	$38,511	$46,213	$50,834
120,000	$28,607	$38,142	$47,678	$57,213	$62,934
140,000	$34,107	$45,475	$56,844	$68,213	$75,034
160,000	$39,607	$52,809	$66,011	$79,213	$87,134
180,000	$45,107	$60,142	$75,178	$90,213	$99,234
200,000	$50,607	$67,475	$84,344	$101,213	$111,334
220,000	$56,107	$74,809	$93,511	$112,213	$123,434
240,000 *	$56,107	$74,809	$93,511	$112,213	$123,434

*	Compensation used for benefits is limited to $220,000 from the qualified plan

With 401(a)(17) and 415 Limitations
Table 2	New Plan Formula — 38% (Non-Corporate)

Annual Final	Years of Service
Average Earnings	15	20	25	30	40 or more

$40,000	$7,600	$10,133	$12,667	$15,200	$16,720
60,000	$12,407	$16,542	$20,678	$24,813	$27,294
80,000	$18,007	$24,009	$30,011	$36,013	$39,614
100,000	$23,607	$31,475	$39,344	$47,213	$51,934
120,000	$29,207	$38,942	$48,678	$58,413	$64,254
140,000	$34,807	$46,409	$58,011	$69,613	$76,574
160,000	$40,407	$53,875	$67,344	$80,813	$88,894
180,000	$46,007	$61,342	$76,678	$92,013	$101,214
200,000	$51,607	$68,809	$86,011	$103,213	$113,534
220,000	$57,207	$76,275	$95,344	$114,413	$125,854
240,000 *	$57,207	$76,275	$95,344	$114,413	$125,854

*	Compensation used for benefits is limited to $220,000 from the qualified plan
A participant’s final average earnings for those officers in the Corporate Group (Mr. Erickson, Mr. Molbert, Mr. Moug and Mr. Koeck) is determined using the 42 consecutive months out of the last 10 consecutive years prior to the participant’s retirement which produces the highest average salary (Table 1). As a nonunion utility participant, Mr. C. MacFarlane’s final average earnings are determined using the 30 consecutive months out of the last 10 consecutive years (Table 2). As of December 31, 2005, the annual final average earnings and actual credited years of service for each of the officers were as follows: Mr. Erickson, $356,000 (25 years), Mr. C. MacFarlane, $233,366 (4 years), Mr. Molbert, $292,429 (4 years), Mr. Moug, $234,214 (4 years), Mr. Koeck, $206,286 (6 years).
The benefits in the foregoing tables were calculated as a straight life annuity. Because covered compensation takes into account an average of annual Social Security benefits, there is no deduction for Social Security under the pension plan. The amounts shown in the above table reflect the limits imposed by Sections 415 or 401(a)(17) of the Internal Revenue Code.
Otter Tail Corporation maintains the Executive Survivor and Supplemental Retirement Plan, which was amended and restated effective January 1, 2005. The principal effect of the restatement will be to reduce future benefits under the plan and reduce costs to Otter Tail Corporation. This plan is designed to provide survivor and retirement benefits for certain executive officers and other key management employees in order to attract and retain employees of outstanding competence. Each of the officers in the Summary Compensation Table is a participant in this plan. If a participant who is deemed to be an executive officer under the plan dies while employed by Otter Tail Corporation, Otter Tail Corporation will pay the participant’s beneficiary an amount equal to four times the participant’s annual salary and bonus at the time of death. If an executive officer under the plan dies after retirement or dies after termination for other reasons with a vested benefit, Otter Tail Corporation will pay the executive’s beneficiary a lesser amount, depending on the participant’s age at death and his or her vested percentage.
In addition to these survivor benefits, the plan provides retirement benefits as described below. Mr. Erickson and Mr. Koeck will receive retirement benefits under the plan equal to the greater of the following:
(1)	A benefit equal to 70% of the participant’s salary and bonuses during the 12 months before retirement, offset by the participant’s Social Security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit pension plan; provided that the amount of this benefit will not increase after December 31, 2010. Mr. Koeck’s benefit amount accrues over a 15-year period beginning with his date of hire. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit pension plan (modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits), offset by the participant’s benefit from the tax-qualified defined benefit pension plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit pension plan benefit.
Mr. Molbert, Mr. Moug and Mr. C. MacFarlane will receive retirement benefits under the plan equal to the greater of the following:
(1)	A benefit equal to 65% of the participant’s Final Average Earnings as defined in the plan, offset by the participant’s Social Security benefit and the amount of the participant’s benefit from Otter Tail Corporation’s tax-qualified defined benefit pension plan if it were paid in the form of a single life annuity; provided that the amount of this benefit will not increase after December 31, 2010. The benefit amount accrues over a 15-year period. If this benefit is applicable, it will be paid for 15 years to the participant or the participant’s beneficiary, or for such longer period of time as the participant lives.

(2)	The benefit calculated under Otter Tail Corporation’s tax-qualified defined benefit pension plan (modified to include the participant’s bonus in the computation of covered compensation and to exclude any statutory compensation and benefit limits), offset by the participant’s benefit from the tax-qualified defined benefit pension plan. If this benefit is applicable, it will be paid in the same form as the participant’s tax-qualified defined benefit pension plan benefit.
Mr. Erickson, Mr. Molbert, Mr. Moug, Mr. Koeck and Mr. C. MacFarlane are all vested in their benefits under the plan. Mr. Molbert, Mr. Moug and Mr. Koeck were granted an additional 6.5, 5 and 3.6 years of service, respectively, under the plan as of January 1, 2005.
A participant who retires prior to age 62 or who terminates before retirement with a vested benefit in the plan will receive a reduced benefit amount. If a participant dies while still employed, his or her beneficiary will receive the actuarial equivalent of the participant’s benefit in 15 annual installments. Upon a Change in Control as defined in the plan, or in the event of the death of the participant while actively employed by Otter Tail Corporation, the participant becomes 100% vested in his or her accrued benefit. In the event of disability, Years of Credited Service and Years of Participation (each as defined in the plan) continue to accrue under the plan until such time as payments under Otter Tail Corporation’s Long Term Disability Plan end.
The Board of Directors has the right to amend, suspend, or terminate the plan, but no such action can reduce the benefits already accrued. Otter Tail Corporation has purchased insurance on the lives of many of the participants to provide sufficient funding to satisfy the benefit obligations payable under this plan. The estimated annual benefits payable under the plan upon retirement at age 65 for each of the named officers, assuming salary is unchanged from 2005, and bonus determined by actuarial assumptions based on past financial performance, is as follows: Mr. Erickson, $319,811 Mr. Molbert, $310,497; Mr. Moug, $165,515; Mr. Koeck, $132,755; Mr. C. MacFarlane, $74,085.
Severance and Employment Agreements
Otter Tail Corporation has entered into change of control severance agreements (the Severance Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Severance Agreements provide for certain payments and other benefits if, following a Change in Control, Otter Tail Corporation terminates the officer’s employment without Cause or the officer terminates his employment for Good Reason. Such payments and benefits include: (i) severance pay equal to three times the sum of the officer’s salary (at the highest annual rate in effect during the three years prior to the termination) and average annual bonus (for the three years prior to the termination); (ii) three years of continued life, health and disability insurance; (iii) the payment of legal fees and expenses relating to the termination; (iv) the termination of any noncompetition arrangement between Otter Tail Corporation and the officer; and (v) a gross-up payment for any excise tax imposed on such payments or benefits and for any tax imposed on such gross-up. Under the Severance Agreements, “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to Otter Tail Corporation; “Good Reason” is defined to include a change in the employee’s responsibility or status, a reduction in salary or benefits, or a mandatory relocation; and “Change in Control” is defined to include a change in control of the type required to be disclosed under SEC proxy rules, acquisition by a person or group of 35% of the outstanding voting stock of Otter Tail Corporation, a proxy fight or contested election which results in Continuing Directors (as defined) not constituting a majority of Otter Tail Corporation’s Board of Directors, or another event the majority of the Continuing Directors determines to be a change in control.
Otter Tail Corporation has entered into employment agreements (the Employment Agreements) with Mr. Erickson, Mr. Molbert, Mr. Moug, and Mr. Koeck. The Employment Agreements provide that if Otter Tail Corporation terminates the employment of one of the officers for Cause or if one of the officers terminates the employment relationship without Good Reason that the officer shall receive base pay and benefits through the date of termination. Alternatively, if Otter Tail Corporation terminates the employment of one of the officers for any other reason, or if one of the officers terminates the employment relationship for Good Reason, Otter Tail Corporation shall pay a severance payment equal to one and one-half times the sum of the officer’s base pay plus his most recent annual incentive payment in full satisfaction of Otter Tail Corporation’s obligations to the officer.
Report of Audit Committee
The Audit Committee of Otter Tail Corporation’s Board of Directors is composed of six independent Directors, as defined by NASDAQ Listing Standards, and operates under a written charter adopted by the Board of Directors. The Audit Committee retains and supervises Otter Tail Corporation’s independent registered public accounting firm, currently Deloitte & Touche LLP.
Management is responsible for Otter Tail Corporation’s internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of Otter Tail Corporation’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.
In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that Otter Tail Corporation’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

Otter Tail Corporation’s independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent registered public accounting firm that firm’s independence.
Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC.
Robert N. Spolum, Chair
Karen M. Bohn
Dennis R. Emmen
Kenneth L. Nelson
Nathan I. Partain
Gary J. Spies
Stock Performance Graph
The graph below compares the cumulative total shareholder return on Otter Tail Corporation’s common shares for the last five fiscal years with the cumulative total return of the NASDAQ Stock Market Index and the Edison Electric Institute Index over the same period (assuming the investment of $100 in each vehicle on December 31, 2000, and reinvestment of all dividends).
Comparison of 5-Year Cumulative Total Returns of
Otter Tail Corporation, Edison Electric Institute Index and
the NASDAQ Stock Market (U.S.) Index

	2000	2001	2002	2003	2004	2005
OTC	$100	$109.03	$104.49	$108.06	$107.64	$127.12
EEI	$100	$91.21	$77.77	$96.04	$117.97	$136.91
NASDAQ	$100	$79.32	$54.84	$81.99	$89.22	$91.12

Proposal to Amend the 1999 Employee Stock Purchase Plan
General
The 1999 Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors on December 14, 1998 and approved by the shareholders on April 12, 1999. Under the Purchase Plan, employees of Otter Tail Corporation and certain of its subsidiaries can purchase up to an aggregate of 400,000 common shares (as adjusted to reflect the March 2000 stock split) at a discount at the end of any purchase period. As of January 1, 2006, approximately 2,961 common shares remained available for purchase under the Purchase Plan. Consequently, on February 6, 2006, the Board of Directors adopted an amendment to the Purchase Plan increasing the number of common shares available under the Purchase Plan by 500,000 common shares to a total of 900,000 common shares, subject to approval by the shareholders at the annual meeting.
A copy of the Purchase Plan is attached as Exhibit A to this Proxy Statement, and the amended language is highlighted by bold text. The following summary of the Purchase Plan is qualified in its entirety by reference to the full text of the Purchase Plan.
Summary of the Purchase Plan
Purpose. The purpose of the Purchase Plan is to provide employees of Otter Tail Corporation and certain of its subsidiaries with an opportunity to share in the ownership of Otter Tail Corporation by providing them with a convenient means for regular and systematic purchases of common shares and, thus, to develop a stronger incentive to work for the continued success of Otter Tail Corporation.
Administration. The Compensation Committee has been designated by the Board of Directors to administer the Purchase Plan. The Compensation Committee has full authority to interpret the Purchase Plan and establish rules and regulations for the administration of the Purchase Plan. The Board of Directors may exercise the Compensation Committee’s powers and duties under the Purchase Plan.
Share Purchases. The Purchase Plan permits common shares to be sold to participating employees on the last business day of any purchase period at a price not less than the lesser of (i) 85% of the fair market value of common shares on the first business day of the purchase period or (ii) 85% of the fair market value of common shares on the last business day of each purchase period. The price of common shares to be sold under the Purchase Plan will be established by the Compensation Committee prior to the beginning of a purchase period. Currently, each six-month purchase period begins on January 1 and July 1 of each year and ends on the last business day in June and December of each year. For the purchase period beginning January 1, 2006, the Compensation Committee has determined that the purchase price will be 85% of the fair market value of common shares on the last business day of the purchase period.
Eligibility. Any employee of Otter Tail Corporation or any designated subsidiary (other than any employee whose customary employment is less than 20 hours per week) is eligible to participate in the Purchase Plan. As of December 31, 2005, there were approximately 3,400 persons who were eligible as a class to participate in the Purchase Plan.
Number of Shares. The proposed amendment to the Purchase Plan will increase the number of common shares available for purchase by 500,000 common shares to a total of 900,000 common shares. The number of common shares available for purchase under the Purchase Plan is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Articles of Incorporation, reverse stock split, merger, consolidation or other similar changes in the corporate structure or stock of Otter Tail Corporation. The common shares to be sold under the Purchase Plan may be authorized but unissued shares or shares acquired in the open market or otherwise.
No participant may purchase (i) more than 2,000 shares under the Purchase Plan for a given purchase period or (ii) shares having a fair market value (determined at the beginning of each purchase period) exceeding $25,000 under the Purchase Plan and all other employee stock purchase plans (if any) for any calendar year.
The closing price of Otter Tail Corporation’s common shares on February 15, 2006, as reported by the NASDAQ Stock Market, was $30.00 per share.
Certain Terms and Conditions. Participating employees may direct Otter Tail Corporation to make payroll deductions of any multiple of $10 (but not less than $10 or more than $2,000) of their current, regular compensation (excluding annual bonuses and all other forms of special compensation) for each pay period during the purchase period, subject to such other limitations as the Compensation Committee in its sole discretion may impose. Participating employees may withdraw from the Purchase Plan at any time (although no employee may enroll again after a withdrawal until commencement of the next purchase period). Upon a participant’s termination of employment with Otter Tail Corporation or a designated subsidiary for any reason, participation in the Purchase Plan will cease. In the event of termination due to death, the participant’s estate may elect to have the balance of the participant’s share purchase account paid, in cash, to the participant’s estate or a designated beneficiary within 30 days after the end of the purchase period during which such termination occurred. In the event of any other termination other than termination due to normal or early retirement, the balance of the participant’s share purchase account will be paid, in cash, to the participant within 30 days after such termination. Generally, the consideration to be received by Otter Tail Corporation from the participant for the right to participate in the Purchase Plan will be the participant’s past, present or expected future contributions to Otter Tail Corporation or the designated subsidiary.

Except as the Compensation Committee otherwise permits, prior to the second anniversary of the beginning of any purchase period, the common shares purchased at the end of such purchase period under the Purchase Plan will not be transferable other than by will or by the laws of descent and distribution. All shares purchased under the Purchase Plan will initially be held in the Purchase Plan.
While shares are held in the Purchase Plan, any cash dividends shall be automatically reinvested in common shares. Certificates representing the common shares purchased under the Purchase Plan will be delivered upon request at any time after the second anniversary of the beginning of the purchase period.
Duration, Termination and Amendment. Unless earlier discontinued or terminated by the Board of Directors, the Purchase Plan shall automatically terminate when all of the common shares issuable under the Purchase Plan have been sold. The Purchase Plan permits the Board of Directors to amend or discontinue the Purchase Plan at any time, except that prior shareholder approval will be required for any amendment to the Purchase Plan that requires shareholder approval under the rules or regulations of the NASDAQ Stock Market or any securities exchange that are applicable to Otter Tail Corporation.
Federal Income Tax Matters
The following is a summary of the U.S. federal income tax aspects of the stock purchase rights that may be granted under the Purchase Plan as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
The Purchase Plan, and the right of participants to make purchases of common shares pursuant to the Purchase Plan, are intended to be eligible for the favorable tax treatment provided by Sections 421 and 423 of the Internal Revenue Code. The amounts of payroll deductions under the Purchase Plan will be taxable to a participant as compensation for the year in which such amounts otherwise would have been paid to the participant. A participant will realize no income upon the grant of the stock purchase rights or upon the purchase of common shares under the Purchase Plan, and Otter Tail Corporation will not be entitled to any deduction at the time of grant of the rights or purchase of the shares.
The amount of a participant’s tax liability upon disposition of the shares acquired will depend on whether or not the participant meets certain conditions summarized below. If the participant:
•	does not dispose of the shares purchased within two years after grant of the stock purchase right and within one year after purchase; and

•	is an employee of Otter Tail Corporation or its subsidiaries at all times during the period beginning with the date he or she becomes a participant and ending three months before acquiring the shares, then, upon disposition of shares acquired after satisfying the prescribed holding period, Otter Tail Corporation will receive no deduction upon the disposition of the shares, and the participant:
•	will recognize ordinary income on the lesser of (a) the participant’s gain on the sale or (b) the purchase price discount under the Purchase Plan, computed as if the right to purchase was exercised on the first business day of the purchase period; and

•	will recognize long-term capital gain (or loss) on the difference between the sale price and the sum of the purchase price and any ordinary income recognized on the disposition.
However, consequences for both Otter Tail Corporation and the participant would differ if the participant did not satisfy the prescribed holding period.

Equity Compensation Plan Information
The following table sets forth information as of December 31, 2005 about the Company’s common stock that may be issued under all of its equity compensation plans:

	Number of securities to		Number of securities remaining
	be issued upon exercise	Weighted-average exercise	available for future issuance under
	of outstanding options,	price of outstanding options,	equity compensation plans (excluding
Plan Category	warrants and rights	warrants and rights	securities reflected in column (a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders

1999 Stock Incentive Plan	1,392,383 (1)	$22.73	394,418 (2)
1999 Employee Stock Purchase Plan	—	N/A	2,961 (3)

Equity compensation plans not approved by security holders	—	—	—
Total	1,392,383	$22.73	397,379

(1)	Includes 75,150 and 70,500 performance based share awards made in 2005 and 2004, respectively, and 9,569 phantom shares as part of the deferred director compensation program and excludes 99,974 shares of restricted stock issued under the 1999 Stock Incentive Plan.

(2)	The 1999 Stock Incentive Plan provides for the issuance of any shares available under the plan in the form of restricted stock, performance awards and other types of stock-based awards, in addition to the granting of options, warrants or stock appreciation rights.

(3)	Shares are issued based on employee’s election to participate in the plan.
Board Recommendation and Shareholder Vote Required
An affirmative vote of a majority of the common shares present and entitled to vote with respect to the proposal to amend the Purchase Plan is required for approval. The Board of Directors recommends a vote FOR the proposal to amend the Purchase Plan.
Proposal to Amend the 1999 Stock Incentive Plan
General
The 1999 Stock Incentive Plan (the “Incentive Plan”) was adopted by the Board of Directors on December 14, 1998 and approved by shareholders on April 12, 1999. The Incentive Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards and other stock and stock-based awards to employees, officers, consultants, independent contractors and non-employee Directors providing services to Otter Tail Corporation and its subsidiaries as determined by the Board of Directors or by a committee of Directors designated by the Board of Directors to administer the Incentive Plan.
Up to an aggregate of 2,600,000 common shares (as adjusted to reflect the March 2000 stock split) can be issued pursuant to awards granted under the Incentive Plan. As of January 1, 2006, approximately 394,000 common shares remained available for awards under the Incentive Plan. Consequently, on February 6, 2006, the Board of Directors adopted an amendment to the Incentive Plan:
(i)	increasing the number of common shares available under the Incentive Plan by 1,000,000 common shares to a total of 3,600,000 common shares;

(ii)	extending the term of the Incentive Plan from December 13, 2008 to December 13, 2013;

(iii)	deleting the provision of the Incentive Plan that presently permits the Company to grant reload options;

(iv)	adding a provision to the Incentive Plan that prohibits repricing of options without shareholder approval; and

(v)	adding a provision to the Incentive Plan limiting the term of any stock option to 10 years from the date of grant, in each case subject to approval by the shareholders at the annual meeting.

A copy of the Incentive Plan is attached as Exhibit B to this Proxy Statement and the amended language is highlighted in bold text. The following summary of the Incentive Plan is qualified in its entirety by reference to the full text of the Incentive Plan. See the table on page 16 under the caption “Equity Compensation Plan Information” for more information regarding the Incentive Plan and other equity compensation plans of Otter Tail Corporation.
Summary of the Incentive Plan
Purpose. The purpose of the Incentive Plan is to promote the interests of Otter Tail Corporation and its shareholders by aiding Otter Tail Corporation in attracting and retaining employees, officers, consultants, independent contractors and non-employee Directors capable of assuring the future success of Otter Tail Corporation, to offer such persons incentives to put forth maximum efforts for the success of Otter Tail Corporation’s business and to afford such persons an opportunity to acquire a proprietary interest in Otter Tail Corporation.
Administration. The Compensation Committee has been designated by the Board of Directors to administer the Incentive Plan. The Compensation Committee has full power and authority to determine when and to whom awards will be granted and the type, amount, form of payment and other terms and conditions of each award, consistent with the provisions of the Incentive Plan. Subject to the provisions of the Incentive Plan, the Compensation Committee may amend or waive the terms and conditions of an outstanding award. The Compensation Committee will have full authority to interpret the Incentive Plan and establish rules and regulations for the administration of the Incentive Plan. The Compensation Committee may delegate to one or more Directors or a committee of Directors, or the Board of Directors may exercise, the Compensation Committee’s powers and duties under the Incentive Plan.
Eligibility. Any employee, officer, consultant, independent contractor or non-employee Director providing services to Otter Tail Corporation and its subsidiaries is eligible to be selected by the Compensation Committee to receive awards under the Incentive Plan. As of December 31, 2005, there were approximately 110 persons who were eligible as a class to be selected by the Compensation Committee to receive awards under the Incentive Plan.
Number of Shares. The proposed amendment to the Incentive Plan will increase the number of common shares available for awards by 1,000,000 common shares to a total of 3,600,000 common shares. The number of common shares available for awards under the Incentive Plan is subject to adjustment in the event of a stock dividend or other distribution, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of common shares or other securities of Otter Tail Corporation, issuance of warrants or other rights to purchase common shares or other securities of Otter Tail Corporation or other similar changes in the corporate structure or stock of Otter Tail Corporation. Common shares subject to awards under the Incentive Plan which are not used or are forfeited because the terms and conditions of the awards are not met, or because the award terminates without delivery of any shares, may again be used for awards under the Incentive Plan. Common shares used by a participant as full or partial payment to Otter Tail Corporation of the purchase price relating to an award, or in connection with the satisfaction of tax obligations relating to an award, will also be available for awards under the Incentive Plan. The common shares issued under the Incentive Plan may be authorized but unissued shares or shares acquired on the open market or otherwise.
No participant may be granted stock options and any other award, the value of which is based solely on an increase in the price of the common shares, relating to more than 100,000 common shares in the aggregate in any calendar year.
Types of Awards and Certain Terms and Conditions. The types of awards that may be granted under the Incentive Plan are stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, other stock grants, other stock-based awards and any combination thereof. The Incentive Plan provides that all awards are to be evidenced by written agreements containing the terms and conditions of the awards. The Compensation Committee may not amend or discontinue any outstanding award without the consent of the holder of the award if such action would adversely affect the rights of the holder. Except as provided by the Incentive Plan, awards will not be transferable other than by will or by the laws of descent and distribution. During the lifetime of a participant, an award may be exercised only by the participant to whom such award is granted. Awards may be granted for no cash consideration or for such minimal cash consideration as may be required by law. Generally, the consideration to be received by Otter Tail Corporation for the grant of awards under the Incentive Plan will be the participant’s past, present or expected future contributions to Otter Tail Corporation or one of its subsidiaries.
Stock Options. Incentive stock options meeting the requirements of Section 422 of the Internal Revenue Code (“Incentive Stock Options”) and non-qualified options may be granted under the Incentive Plan. The Compensation Committee will determine the exercise price of any option granted under the Incentive Plan, but in no event will the exercise price be less than 100% of the fair market value of the common shares on the date of grant. Stock options will be exercisable at such times as the Compensation Committee determines. The proposed amendment will limit the term of the stock options to 10 years from the grant date. Stock options may be exercised in whole or in part by payment in full of the exercise price in cash or such other form of consideration as the Compensation Committee may specify, including delivery of common shares having a fair market value on the date of exercise equal to the exercise price. Under the proposed amendment, the Compensation Committee will not be permitted to grant reload options and will not be permitted to reprice stock options without shareholder approval. The Compensation Committee has not previously granted stock options with a term in excess of ten years, granted reload options, or repriced stock options.

Stock Appreciation Rights. The Compensation Committee may grant stock appreciation rights exercisable at such times and subject to such conditions or restrictions as the Compensation Committee may determine. Upon exercise of a stock appreciation right by a holder, the holder is entitled to receive the excess of the fair market value of one common share on the date of exercise over the fair market value of one common share on the date of grant. The payment may be made in cash or common shares, or other form of payment, as determined by the Compensation Committee.
Restricted Stock and Restricted Stock Units. The Compensation Committee may grant shares of restricted stock and restricted stock units subject to such restrictions and terms and conditions as the Compensation Committee may impose. Shares of restricted stock granted under the Incentive Plan will be evidenced by stock certificates, which will be held by Otter Tail Corporation, and the Compensation Committee may, in its discretion, grant voting and dividend rights with respect to such shares. No shares of stock will be issued at the time of award of restricted stock units. A restricted stock unit will have a value equal to the fair market value of one common share and may include, if so determined by the Compensation Committee, the value of any dividends or other rights or property received by shareholders after the date of grant of the restricted stock unit. The Compensation Committee has the right to waive any vesting requirements or to accelerate the vesting of restricted stock or restricted stock units.
Performance Awards. A performance award will entitle the holder to receive payments upon the achievement of specified performance goals. The Compensation Committee will determine the terms and conditions of a performance award, including the performance goals to be achieved during the performance period, the length of the performance period and the amount and form of payment of the performance award. A performance award may be denominated or payable in cash, shares of stock or other securities, or other awards of property.
Other Stock Grants. The Compensation Committee may otherwise grant common shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock grant.
Other Stock-Based Awards. The Compensation Committee may grant other awards denominated or payable in, valued by reference to, or otherwise based on or related to common shares as are deemed by the Compensation Committee to be consistent with the purpose of the Incentive Plan. The Compensation Committee will determine the terms and conditions of such other stock-based award, including the consideration to be paid for common shares or other securities delivered pursuant to a purchase right granted under such award. The value of such consideration shall not be less than 100% of the fair market value of such shares or other securities as of the date such purchase right is granted.
Duration, Termination and Amendment. The proposed amendment will extend the term of the Incentive Plan from December 13, 2008 to December 13, 2013. Therefore, if the proposed amendment is adopted, no awards may be granted under the Incentive Plan after December 13, 2013. The Incentive Plan permits the Board of Directors to amend, alter, suspend, discontinue or terminate the Incentive Plan at any time, except that prior shareholder approval will be required for any amendment to the Incentive Plan that requires shareholder approval under the rules or regulations of the NASDAQ Stock Market or any securities exchange that are applicable to Otter Tail Corporation or that would cause Otter Tail Corporation to be unable, under the Internal Revenue Code, to grant Incentive Stock Options under the Incentive Plan.
Federal Tax Consequences
The following is a summary of the principal U.S. federal income tax consequences generally applicable to awards under the Incentive Plan as of the date of this Proxy Statement. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences.
Stock Options and Stock Appreciation Rights. The grant of an option or stock appreciation right is not expected to result in any taxable income for the recipient. The holder of an Incentive Stock Option generally will have no taxable income upon exercising the Incentive Stock Option (except that a liability may arise pursuant to the alternative minimum tax), and Otter Tail Corporation will not be entitled to a tax deduction when an Incentive Stock Option is exercised. Upon exercising a non-qualified stock option, the optionee must recognize ordinary income equal to the excess of the fair market value of the common shares acquired on the date of exercise over the exercise price, and Otter Tail Corporation will be entitled at that time to a tax deduction for the same amount. Upon exercising a stock appreciation right, the amount of any cash received and the fair market value on the exercise date of any common shares received are taxable to the recipient as ordinary income and deductible by Otter Tail Corporation. The tax consequence to an optionee upon a disposition of shares acquired through the exercise of an option will depend on how long the shares have been held and upon whether such shares were acquired by exercising an Incentive Stock Option or by exercising a non-qualified stock option or stock appreciation right. Generally, there will be no tax consequence to Otter Tail Corporation in connection with disposition of shares acquired under an option, except that Otter Tail Corporation may be entitled to a tax deduction in the case of a disposition of shares acquired under an Incentive Stock Option before the applicable Incentive Stock Option holding periods set forth in the Internal Revenue Code have been satisfied.
Other Awards. With respect to other awards granted under the Incentive Plan that are payable either in cash or common shares that are either transferable or not subject to substantial risk of forfeiture, the holder of such an award must recognize ordinary income equal to the excess of (a) the cash or the fair market value of the common shares received (determined as of the date of such receipt) over (b) the amount (if any) paid for such common shares by the holder of the award, and Otter Tail Corporation will be entitled at that time to a deduction for the same amount. With respect to an award that is payable in common shares that are restricted as to transferability and subject to substantial risk of forfeiture, unless a special election is made pursuant to the Internal Revenue Code, the holder of the award must recognize ordinary income equal to the excess of (i) the fair market value of the common shares received (determined as of the first time the shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier) over (ii) the amount (if any) paid for such common shares by the holder, and Otter Tail Corporation will be entitled at that time to a tax deduction for the same amount.
Application of Section 16. Special rules may apply to individuals subject to Section 16 of the Exchange Act. In particular, unless a special election is made pursuant to the Internal Revenue Code, shares received through the exercise of a stock option or SAR may be treated as restricted as to transferability and subject to a substantial risk of forfeiture for a period of up to six months after the date of exercise. Accordingly, the amount of any ordinary income recognized and the amount of Otter Tail Corporation’s income tax deduction will be determined as of the end of that period.
Satisfaction of Tax Obligations. Under the Incentive Plan, the Compensation Committee may permit participants receiving or exercising awards, subject to the discretion of the Compensation Committee and upon such terms and conditions as it may impose, to surrender common shares (either shares received upon the receipt or exercise of the award or shares previously owned by the participant) to Otter Tail Corporation to satisfy federal and state tax obligations. In addition, the Compensation Committee may grant, subject to its discretion, a cash bonus to a participant in order to provide funds to pay all or a portion of federal and state taxes due as a result of the exercise or receipt of (or lapse of restrictions relating to) an award. The amount of any such bonus will be taxable to the participant as ordinary income, and Otter Tail Corporation will have a corresponding deduction equal to such amount (subject to the usual rules concerning reasonable compensation).
Section 162(m) Requirements. The Incentive Plan has been designed to meet the requirements of Section 162(m) of the Internal Revenue Code regarding the deductibility of executive compensation.
New Plan Benefits
The following table sets forth the number of Otter Tail Corporation common shares covered by options or other awards granted under the Incentive Plan since 1999. No awards made under the Incentive Plan prior to the date of the annual meeting have been made subject to shareholder approval of the proposed amendment. The number and type of awards that will be granted in the future under the Incentive Plan to officers, employees and non-employee Directors are not determinable as the Compensation Committee will make such determinations in its discretion.
1999 Stock Incentive Plan

Name and Position	Options Granted	Restricted Stock Granted	Performance Awards Granted

John D. Erickson President and CEO	116,000	70,400	38,100
Lauris N. Molbert Executive Vice President and COO	80,000	36,300	29,700
Kevin G. Moug Chief Financial Officer and Treasurer	48,000	18,900	17,800
George A. Koeck General Counsel and Corporate Secretary	46,500	13,698	11,500
Charles S. MacFarlane President, Otter Tail Power Company	27,000	9,681	—
Executive officer group	317,500	148,979	97,100
Non-executive Director group	334,000	53,200	—
Nominees for election as Director	—	—	—
Each associate of the above-mentioned Directors, executive officers or nominees	—	—	—
Each other person who received or is to receive five percent of such options, warrants or rights	—	—	—

Non-executive officer employee group	1,390,000	32,955	—

Board Recommendation and Shareholder Vote Required
An affirmative vote of a majority of the common shares present and entitled to vote with respect to the proposal to amend the Incentive Plan is required for approval. The Board of Directors recommends a vote FOR the proposal to amend the Incentive Plan.

Ratification of Independent Registered
Public Accounting Firm
At the Annual Meeting, the Board of Directors will propose that shareholders ratify the appointment of the firm of Deloitte & Touche LLP as the independent registered public accounting firm to audit the consolidated financial statements of Otter Tail Corporation for 2006. This firm has no direct or indirect financial interest in Otter Tail Corporation.
The Audit Committee of Otter Tail Corporation’s Board of Directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for 2006. Shareholder ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the Board of Directors is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, which is solely responsible for appointing and terminating our independent registered public accounting firm, may in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of Otter Tail Corporation and its shareholders.
A partner of the independent registered public accounting firm of Deloitte & Touche LLP will be present at the annual meeting to answer questions and to make a statement if he or she desires to do so. An affirmative vote of a majority of the common shares present and entitled to vote with respect to the ratification of the independent registered public accounting firm is required for ratification. Proxies, unless otherwise directed thereon, will be voted in favor of this proposal. The Board of Directors recommends a vote FOR the ratification of Deloitte & Touche LLP, as the independent registered public accounting firm for 2006.
Fees
Fees that Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) billed to Otter Tail Corporation for audit of Otter Tail Corporation’s annual consolidated financial statements for 2005 and 2004 and the consolidated financial statements included in Otter Tail Corporation’s quarterly reports on Form 10-Q for 2005 and 2004, as well as fees billed for nonaudit services for 2005 and 2004 are as follows:
Fees for Professional Services

	2005		2004
Total Audit Fees	$1,418,011	(a)	$949,940	(b)
Audit-Related Fees	5,800	(c)	66,140	(d)

Total Audit and Audit-Related Fees	1,423,811		1,016,080
Tax Fees	33,070	(e)	81,770	(f)

Total Fees Paid to Deloitte Entities	$1,456,881		$1,097,850

(a)	2005 audit fees per engagement letter of $1,100,000, additional billings invoiced in 2005 for the 2004 audit of $243,041, estimated expenses for the 2005 audit of $70,000 and an out-of-scope additional billing of $4,970.

(b)	2004 audit fees per engagement letter of $849,000, estimated expenses of $60,000 and out-of-scope additional billings of $40,940.

(c)	2005 fees related to the S-3 filing.

(d)	Includes fees for consents and comfort letters related to the S-3 filing of $57,900 and Sarbanes-Oxley advisory services of $8,240.

(e)	Includes fees for tax planning and miscellaneous issues of $25,545 and assistance with divestitures of $7,525.

(f)	Includes fees for tax planning and miscellaneous issues of $21,018, assistance with due diligence related to acquisitions and divestitures of $37,735 and licensing of CORPTAX software of $23,017.
Pre-approval of Audit/Non-Audit Services Policy
Otter Tail Corporation’s Audit Committee has adopted, and the Board of Directors has ratified, the Audit and Non-Audit Services
Pre-Approval Policy which sets forth the procedures and the conditions pursuant to which services proposed to be performed by the independent registered public accounting firm may be pre-approved. The independent registered public accounting firm has reviewed this policy and believes that implementation of the policy will not adversely affect the firm’s independence.
Four categories of services have been defined by Otter Tail Corporation within the policy to provide a consistent framework for assessment, decision-making, approval and reporting. The following is a summary of the key provisions of the policy.

Audit services are specified services directly related to performing the independent audit of Otter Tail Corporation and its subsidiaries. The independent registered public accounting firm will submit to the Audit Committee for pre-approval the scope and estimated fees associated with the current year audit at the July Audit Committee meeting.
Audit-related services are specified services that are related extensions of audit services and are logically performed by the independent registered public accounting firm. Additional services exceeding the specified pre-approved limits require specific Audit Committee approval.
Tax services are specified services related to tax matters. Using the independent registered public accounting firm for these matters creates efficiencies, minimizes disruption, or preserves confidentiality. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
Other services include (a) “synergistic” services for which utilizing the independent registered public accounting firm creates efficiencies, minimizes disruption, or preserves confidentiality, or (b) “unique qualifications” services for which management has determined that the independent registered public accounting firm possesses unique or superior qualifications to provide the services. Additional services exceeding the specified pre-approved limits, or adding service types to the pre-approved list, requires specific Audit Committee approval.
“Restricted” non-audit services include nine specific restricted services outlined in the SEC’s final rule on auditor independence issued January 28, 2003. These services are not to be performed by the independent registered public accounting firm.
During 2004 and 2005, all of the services provided by Deloitte Entities for the services described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee consistent with this procedure.

Shareholder Proposals for 2007 Annual Meeting
Any holder of common shares of Otter Tail Corporation who intends to present a proposal which may properly be acted upon at the 2007 Annual Meeting of Shareholders of Otter Tail Corporation must submit such proposal to Otter Tail Corporation so that it is received at Otter Tail Corporation’s executive offices at 4334 18th Avenue SW, Suite 200, P. O. Box 9156, Fargo, North Dakota 58106-9156, on or before November 6, 2006, for inclusion in Otter Tail Corporation’s Proxy Statement and form of Proxy relating to that meeting.
If a holder of common shares wishes to present a proposal at the 2007 Annual Meeting of Shareholders, but does not wish to include it in the Proxy Statement and form of Proxy relating to that meeting, the holder must submit notice of the proposal to Otter Tail Corporation’s executive offices on or before January 20, 2007 in order for the proposal to be considered timely.

Other Business
As of the date hereof, the Board of Directors of Otter Tail Corporation is aware of no other proposals to be presented to the meeting, in addition to the items described above. If any other matters properly come before the meeting, the proxies will vote thereon at their discretion.
A copy of Otter Tail Corporation’s Annual Report on Form 10-K for the year ended December 31, 2005, including financial statements and schedules thereto, filed with the SEC, is available without charge to shareholders. Address written requests to:
Corporate Secretary
Otter Tail Corporation
Box 9156
Fargo, ND 58106-9156

Exhibit A
Otter Tail Corporation
1999 Employee Stock Purchase Plan
As Amended (2006)
Article I. — Introduction
Section 1.01 Purpose. The purpose of the Plan is to provide employees of the Company and certain related corporations with an opportunity to share in the ownership of the Company by providing them with a convenient means for regular and systematic purchases of Common Stock and, thus, to develop a stronger incentive to work for the continued success of the Company.
Section 1.02 Rules of Interpretation. It is intended that the Plan be an “employee stock purchase plan” as defined in Section 423(b) of the Code and Treasury Regulations promulgated thereunder. Accordingly, the Plan shall be interpreted and administered in a manner consistent therewith if so approved. All Participants in the Plan will have the same rights and privileges consistent with the provisions of the Plan.
Section 1.03 Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:
(a)	“Acceleration Date” means the earlier of the date of shareholder approval or approval by the Company’s Board of Directors of (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Company Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which shareholders of the Company immediately prior to the merger have substantially the same proportionate ownership of stock in the surviving corporation immediately after the merger; (ii) any sale, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company; or (iii) any plan of liquidation or dissolution of the Company.

(b)	“Affiliate” means any subsidiary corporation of the Company, as defined in Section 424(f) of the Code, whether now or hereafter acquired or established.
(c)	“Code” means the Internal Revenue Code of 1986, as amended.

(d)	“Committee” means the committee described in Section 10.01 of the Plan.

(e)	“Common Stock” means the Company’s Common Shares, $5 par value per share, as such stock may be adjusted for changes in the stock or the Company as contemplated by Article XI of the Plan.

(f)	“Company” means Otter Tail Corporation, a Minnesota corporation, and its successors by merger or consolidation as contemplated by Section 11.02 of the Plan.

(g)	“Current Compensation” means all regular wage, salary and commission payments paid by the Company to a Participant in accordance with the terms of his or her employment, but excluding annual bonus payments and all other forms of special compensation.

(h)	“Fair Market Value” as of a given date means the fair market value of the Common Stock determined by such methods or procedures as shall be established from time to time by the Committee, but shall not be less than, if the Common Stock is then quoted on the NASDAQ National Market System, the average of the high and low sales price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading. If on a given date the Common Stock is not traded on an established securities market, the Committee shall make a good faith attempt to satisfy the requirements of this Section 1.03(h) and in connection therewith shall take such action as it deems necessary or advisable.

(i)	“Participant” means a Regular Employee who is eligible to participate in the Plan under Section 2.01 of the Plan and who has elected to participate in the Plan.

(j)	“Participating Affiliate” means an Affiliate which has been designated by the Committee in advance of the Purchase Period in question as a corporation whose eligible Regular Employees may participate in the Plan.

(k)	“Plan” means the Otter Tail Corporation 1999 Employee Stock Purchase Plan, as it may be amended, the provisions of which are set forth herein.

(l)	“Purchase Period” means the period beginning on May 1, 1999 and ending on the last business day in December, 1999 and thereafter each approximate six month period beginning on January 1st and July 1st of each year and ending on the last business day in June and December of each year; provided, however, that the then current Purchase Period will end upon the occurrence of an Acceleration Date.

(m)	“Regular Employee” means an employee of the Company or a Participating Affiliate as of the first day of a Purchase Period, including an officer or director who is also an employee, but excluding an employee whose customary employment is less than 20 hours per week.

(n)	“Stock Purchase Account” means the account maintained on the books and records of the Company recording the amount received from each Participant through payroll deductions made under the Plan.
Article II. — Eligibility and Participation
Section 2.01 Eligible Employees. All Regular Employees shall be eligible to participate in the Plan beginning on the first day of the first Purchase Period to commence after such person becomes a Regular Employee. Subject to the provisions of Article VI of the Plan, each such employee will continue to be eligible to participate in the Plan so long as he or she remains a Regular Employee.
Section 2.02 Election to Participate. An eligible Regular Employee may elect to participate in the Plan for a given Purchase Period by filing with the Company, in advance of that Purchase Period and in accordance with such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company for such purpose (which authorizes regular payroll deductions from Current Compensation that continue until the employee withdraws from the Plan or ceases to be eligible to participate in the Plan).
Section 2.03 Limits on Stock Purchase. No employee shall be granted any right to purchase Common Stock hereunder if such employee, immediately after such a right to purchase is granted, would own, directly or indirectly, within the meaning of Section 423(b)(3) and Section 424(d) of the Code, Common Stock possessing 5% or more of the total combined voting power or value of all the classes of the capital stock of the Company or of all Affiliates.
Section 2.04 Voluntary Participation. Participation in the Plan on the part of a Participant is voluntary and such participation is not a condition of employment nor does participation in the Plan entitle a Participant to be retained as an employee.
Article III. — Payroll Deductions and Stock Purchase Account
Section 3.01 Deduction from Pay. The form described in Section 2.02 of the Plan will permit a Participant to elect payroll deductions of any multiple of $10 but not less than $10 or more than $2,000 per month of such Participant’s Current Compensation during such Purchase Period, subject to such other limitations as the Committee in its sole discretion may impose. A Participant may cease making payroll deductions at any time, subject to such limitations as the Committee in its sole discretion may impose. In the event that during a Purchase Period the entire credit balance in a Participant’s Stock Purchase Account exceeds the product of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period and (b) 2,000, then payroll deductions for such Participant shall automatically cease, and shall resume on the first pay period of the next Purchase Period.

Section 3.02 Credit to Account. Payroll deductions will be credited to the Participant’s Stock Purchase Account on each applicable payday.
Section 3.03 Interest. No interest will be paid on payroll deductions or on any other amount credited to, or on deposit in, a Participant’s Stock Purchase Account.
Section 3.04 Nature of Account. The Stock Purchase Account is established solely for accounting purposes, and all amounts credited to the Stock Purchase Account will remain part of the general assets of the Company or the Participating Affiliate (as the case may be).
Section 3.05 No Additional Contributions. A Participant may not make any payment into the Stock Purchase Account other than the payroll deductions made pursuant to the Plan.
Article IV. — Right of Purchase Shares
Section 4.01 Number of Shares. Each Participant will have the right to purchase on the last business day of the Purchase Period all, but not less than all, of the number of whole and fractional shares, computed to four decimal places, of Common Stock that can be purchased at the price specified in Section 4.02 of the Plan with the entire credit balance in the Participant’s Stock Purchase Account, subject to the limitations that (a) no more than 2000 shares of Common Stock may be purchased under the Plan by any one Participant for a given Purchase Period, and (b) in accordance with Section 423(b)(8) of the Code, no more than $25,000 in Fair Market Value (determined at the beginning of each Purchase Period) of Common Stock and other stock may be purchased under the Plan and all other employee stock purchase plans (if any) of the Company and the Affiliates by any one Participant for any calendar year. If the purchases for all Participants for any Purchase Period would otherwise cause the aggregate number of shares of Common Stock to be sold under the Plan to exceed the number specified in Section 10.04 of the Plan, each Participant shall be allocated a pro rata portion of the Common Stock to be sold for such Purchase Period.
Section 4.02 Purchase Price. The purchase price for any Purchase Period shall be that price as announced by the Committee prior to the first business day of that Purchase Period, which price may, in the discretion of the Committee, be a price which is not fixed or determinable as of the first business day of that Purchase Period; provided, however, that in no event shall the purchase price for any Purchase Period be less than the lesser of (a) 85% of the Fair Market Value of the Common Stock on the first business day of that Purchase Period or (b) 85% of the Fair Market Value of the Common Stock on the last business day of that Purchase Period, in each case rounded up to the next higher full cent.
Article V. — Exercise of Right
Section 5.01 Purchase of Stock. On the last business day of a Purchase Period, the entire credit balance in each Participant’s Stock Purchase Account will be used to purchase the number of whole shares and fractional shares, computed to four decimal places, of Common Stock purchasable with such amount (subject to the limitations of Section 4.01 of the Plan), unless the Participant has filed with the Company, in advance of that date and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which requests the distribution of the entire credit balance in cash.
Section 5.02 Notice of Acceleration Date. The Company shall use its best efforts to notify each Participant in writing at least ten days prior to any Acceleration Date that the then current Purchase Period will end on such Acceleration Date.
Article VI. — Withdrawl from Plan; Sale of Stock
Section 6.01 Voluntary Withdrawal. A Participant may, in accordance with such terms and conditions as the Committee in its sole discretion may impose, withdraw from the Plan and cease making payroll deductions by filing with the Company a form provided for this purpose. In such event, the entire credit balance in the Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days. A Participant who withdraws from the Plan will not be eligible to reenter the Plan until the beginning of the next Purchase Period following the date of such withdrawal.
Section 6.02 Death. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon the death of a Participant, no further amounts shall be credited to the Participant’s Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant’s death occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock, unless such Participant’s estate has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to have the entire credit balance in such Participant’s Stock Account distributed in cash within 30 days after the end of that Purchase Period or at such earlier time as the Committee in its sole discretion may decide. Each Participant, however, may designate one or more beneficiaries who, upon death, are to receive the Common Stock or the amount that otherwise would have been distributed or paid to the Participant’s estate and may change or revoke any such designation from time to time. No such designation, change or revocation will be effective unless made by the Participant in writing and filed with the Company during the Participant’s lifetime. Unless the Participant has otherwise specified the beneficiary designation, the beneficiary or beneficiaries so designated will become fixed as of the date of the death of the Participant so that, if a beneficiary survives the Participant but dies before the receipt of the payment due such beneficiary, the payment will be made to such beneficiary’s estate.
Section 6.03 Termination of Employment. Subject to such terms and conditions as the Committee in its sole discretion may impose, upon a Participant’s normal or early retirement with the consent of the Company under any pension or retirement plan of the Company or Participating Affiliate, no further amounts shall be credited to the Participant’s Stock Purchase Account. Thereafter, on the last business day of the Purchase Period during which such Participant’s approved retirement occurred and in accordance with Section 5.01 of the Plan, the entire credit balance in such Participant’s Stock Purchase Account will be used to purchase Common Stock, unless such Participant has filed with the Company, in advance of that day and subject to such terms and conditions as the Committee in its sole discretion may impose, a form provided by the Company which elects to receive the entire credit balance in such Participant’s Stock Purchase Account in cash within 30 days after the end of that Purchase Period, provided that such Participant shall have no right to purchase Common Stock in the event that the last day of such a Purchase Period occurs more than three months following the termination of such Participant’s employment with the Company or Participating Affiliate by reason of such an approved retirement. In the event of any other termination of employment (other than death) with the Company or a Participating Affiliate, participation in the Plan will cease on the date the Participant ceases to be a Regular Employee for any reason. In such event, the entire credit balance in such Participant’s Stock Purchase Account will be paid to the Participant in cash within 30 days. For purposes of this Section 6.03, a transfer of employment to any Participating Affiliate or to the Company, or a leave of absence which has been approved by the Committee, will not be deemed a termination of employment as a Regular Employee.
Article VII. — Nontransferability
Section 7.01 Nontransferable Right to Purchase. The right to purchase Common Stock hereunder may not be assigned, transferred, pledged or hypothecated (whether by operation of law or otherwise), except as provided in Section 6.02 of the Plan, and will not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition or levy of attachment or similar process upon the right to purchase will be null and void and without effect.
Section 7.02 Nontransferable Account. Except as provided in Section 6.02 of the Plan, the amounts credited to a Stock Purchase Account may not be assigned, transferred, pledged or hypothecated in any way, and any attempted assignment, transfer, pledge, hypothecation or other disposition of such amounts will be null and void and without effect.
Section 7.03 Nontransferable Shares. Except as the Committee shall otherwise permit, prior to the second anniversary of the beginning of any Purchase Period, the Common Stock purchased at the end of such Purchase Period by a Participant pursuant to Section 5.01 of the Plan may not be assigned, transferred, pledged, hypothecated or otherwise disposed of in any way other than by will or by the laws of descent and distribution, and any other attempted assignment, transfer, pledge, hypothecation or other disposition of such share or shares will be null and void and without effect.

Article VIII. — Common Stock and Dividend Reinvestment
Section 8.01 Issuance of Purchased Shares. Promptly after the last day of each Purchase Period and subject to such terms and conditions as the Committee in its sole discretion may impose, the Company will cause the Common Stock then purchased pursuant to Section 5.01 of the Plan to be issued for the benefit of the Participant and held in the Plan pursuant to Section 8.03 of the Plan.
Section 8.02 Completion of Issuance. A Participant shall have no interest in the Common Stock purchased pursuant to Section 5.01 of the Plan until such Common Stock is issued for the benefit of the Participant pursuant to Section 8.03 of the Plan.
Section 8.03 Form of Ownership. The Common Stock issued under Section 8.01 of the Plan will be held in the Plan in the name of the Participant or jointly in the name of the Participant and another person, as the Participant may direct on a form provided by the Company, until such time as certificates for such shares of Common Stock are delivered to or for the benefit of the Participant pursuant to Section 8.05 of the Plan.
Section 8.04 Automatic Dividend Reinvestment. Prior to the delivery of certificates to or for the benefit of the Participant under Section 8.05 of the Plan, any and all cash dividends paid on full and fractional shares of Common Stock issued under either Section 8.01 of the Plan or this Section 8.04 shall be reinvested to acquire either new issue Common Stock or shares of Common Stock purchased on the open market, as determined by the Committee in its sole discretion. Purchases of Common Stock under this Section 8.04 will be (a) with respect to shares newly issued by the Company, invested on the dividend payment date, or, if that date is not a trading day, the immediately preceding trading day, or (b) with respect to shares purchased on the open market, normally purchased on the open market within ten business days of the dividend payment date, depending upon market conditions. The price per share of the Common Stock issued under this Section 8.04 shall be (x) with respect to shares newly issued by the Company, the Fair Market Value of the Common Stock on the applicable investment date, or (y) with respect to shares purchased on the open market, the weighted average price per share at which the Common Stock is actually purchased on the open market for the relevant period on behalf of all participants in the Plan. All shares of Common Stock acquired under this Section 8.04 will be held in the Plan in the same name as the Common Stock upon which the cash dividends were paid.
Section 8.05 Delivery. At any time following the conclusion of the nontransferability period set forth in Section 7.03 of the Plan and subject to such terms and conditions as the Committee in its sole discretion may impose, by filing with the Company a form provided by the Company for such purpose, the Participant may elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares and cash for any fractional share representing the Common Stock purchased pursuant to Section 5.01 of the Plan. Subject to such terms and conditions as the Committee in its sole discretion may impose, a Participant may at any time elect to have the Company cause to be delivered to or for the benefit of the Participant a certificate for the number of whole shares and cash for any fractional share representing the Common Stock purchased pursuant to Section 8.04 of the Plan upon the reinvestment of dividends by filing with the Company a form provided by the Company for such purpose. An election notice will be processed as soon as practicable after receipt. A certificate for whole shares normally will be mailed to the Participant within five business days after receipt of the election notice; provided, however, that if the notice is received between a dividend record date and a dividend payment date, a certificate will generally not be sent out until the declared dividends have been reinvested pursuant to Section 8.04 of the Plan. Any fractional share normally will be sold on the first trading day of each month and a check for the fractional share sent to the Participant promptly thereafter.
Article IX. — Effective Date, Amendment and Termination of Plan
Section 9.01 Effective Date. The Plan was approved by the Board of Directors on December 14, 1998, subject to approval by the shareholders of the Company within twelve (12) months thereafter.
Section 9.02 Plan Commencement. The initial Purchase Period under the Plan will commence May 1, 1999. Thereafter, each succeeding Purchase Period will commence and terminate in accordance with Section 1.03(l) of the Plan.
Section 9.03 Powers of Board. The Board of Directors may amend or discontinue the Plan at any time. No amendment or discontinuation of the Plan, however, shall be made without shareholder approval that requires shareholder approval under any rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company.
Section 9.04 Automatic Termination. The Plan shall automatically terminate when all of the shares of Common Stock provided for in Section 10.04 of the Plan have been sold, provided that such termination shall in no way affect the terms of the Plan pertaining to any Common Stock then held under the Plan.
Article X. — Administration
Section 10.01 The Committee. The Plan shall be administered by a committee (the “Committee”) established by the Board of Directors. The members of the Committee need not be directors of the Company and shall be appointed by and serve at the pleasure of the Board of Directors.
Section 10.02 Powers of Committee. Subject to the provisions of the Plan, the Committee shall have full authority to administer the Plan, including authority to interpret and construe any provision of the Plan, to establish deadlines by which the various administrative forms must be received in order to be effective, and to adopt such other rules and regulations for administering the Plan as it may deem appropriate. The Committee shall have full and complete authority to determine whether all or any part of the Common Stock acquired pursuant to the Plan shall be subject to restrictions on the transferability thereof or any other restrictions affecting in any manner a Participant’s rights with respect thereto but any such restrictions shall be contained in the form by which a Participant elects to participate in the Plan pursuant to Section 2.02 of the Plan. Decisions of the Committee will be final and binding on all parties who have an interest in the Plan.
Section 10.03 Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board of Directors may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
Section 10.04 Stock to be Sold. The Common Stock to be issued and sold under the Plan may be authorized but unissued shares or shares acquired in the open market or otherwise. Except as provided in Section 11.01 of the Plan, the aggregate number of shares of Common Stock to be sold under the Plan will not exceed 900,000 shares.
Section 10.05 Notices. Notices to the Committee should be addressed as follows:
Otter Tail Corporation, 215 South Cascade Street, Box 496, Fergus Falls, MN 56538-0496, Attn: Secretary
Article XI. — Adjustment for Changes in Stock or Company
Section 11.01 Stock Dividend or Reclassification. If the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of securities of the Company, or shares of a different par value or without par value, through reorganization, recapitalization, reclassification, stock dividend, stock split, amendment to the Company’s Articles of Incorporation, reverse stock split or otherwise, an appropriate adjustment shall be made in the maximum numbers and kind of securities to be purchased under the Plan with a corresponding adjustment in the purchase price to be paid therefor.
Section 11.02 Merger or Consolidation. If the Company is merged into or consolidated with one or more corporations during the term of the Plan, appropriate adjustments will be made to give effect thereto on an equitable basis in terms of issuance of shares of the corporation surviving the merger or of the consolidated corporation, as the case may be.

Article XII. — Applicable Law
Rights to purchase Common Stock granted under the Plan shall be construed and shall take effect in accordance with the laws of the State of Minnesota.
Exhibit B
Otter Tail Corporation
1999 Stock Incentive Plan
As Amended (2006)
Section 1. Purpose.  The purpose of the Plan is to promote the interests of the Company and its shareholders by aiding the Company in attracting and retaining employees, officers, consultants, independent contractors and non-employee directors capable of assuring the future success of the Company, to offer such persons incentives to put forth maximum efforts for the success of the Company’s business and to afford such persons an opportunity to acquire a proprietary interest in the Company.
Section 2. Definitions.  As used in the Plan, the following terms shall have the meanings set forth below:
(a)	“Affiliate” shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, in each case as determined by the Committee.

(b)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Other Stock Grant or Other Stock-Based Award granted under the Plan.

(c)	“Award Agreement” shall mean any written agreement, contract or other instrument or document evidencing any Award granted under the Plan.

(d)	“Board” shall mean the Board of Directors of the Company.

(e)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

(f)	“Committee” shall mean a committee of Directors designated by the Board to administer the Plan. The Committee shall be comprised of not less than such number of Directors as shall be required to permit Awards granted under the Plan to qualify under Rule 16b-3, and each member of the Committee shall be a “Non-Employee Director” within the meaning of Rule 16b-3 and an “outside director” within the meaning of Section 162(m) of the Code. The Company expects to have the Plan administered in accordance with the requirements for the award of “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.

(g)	“Company” shall mean Otter Tail Corporation, a Minnesota corporation, and any successor corporation.

(h)	“Director” shall mean a member of the Board.

(i)	“Eligible Person” shall mean any employee, officer, consultant, independent contractor or Director providing services to the Company or any Affiliate whom the Committee determines to be an Eligible Person.

(j)	“Fair Market Value” shall mean, with respect to any property (including, without limitation, any Shares or other securities), the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, unless otherwise determined by the Committee, the Fair Market Value of Shares as of a given date shall be, if the Shares are then quoted on the NASDAQ National Market System, the average of the high and low sales price as reported on the NASDAQ National Market System on such date or, if the NASDAQ National Market System is not open for trading on such date, on the most recent preceding date when it is open for trading.

(k)	“Incentive Stock Option” shall mean an option granted under Section 6(a) of the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

(l)	“Non-Qualified Stock Option” shall mean an option granted under Section 6(a) of the Plan that is not intended to be an Incentive Stock Option.

(m)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(n)	“Other Stock Grant” shall mean any right granted under Section 6(e) of the Plan.

(o)	“Other Stock-Based Award” shall mean any right granted under Section 6(f) of the Plan.

(p)	“Participant” shall mean an Eligible Person designated to be granted an Award under the Plan.

(q)	“Performance Award” shall mean any right granted under Section 6(d) of the Plan.

(r)	“Person” shall mean any individual, corporation, partnership, association or trust.

(s)	“Plan” shall mean the Otter Tail Corporation 1999 Stock Incentive Plan, as amended from time to time, the provisions of which are set forth herein.

(t)	“Restricted Stock” shall mean any Shares granted under Section 6(c) of the Plan.

(u)	“Restricted Stock Unit” shall mean any unit granted under Section 6(c) of the Plan evidencing the right to receive a Share (or a cash payment equal to the Fair Market Value of a Share) at some future date.

(v)	“Rule 16b-3” shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

(w)	“Shares” shall mean shares of Common Stock, $5 par value per share, of the Company or such other securities or property as may become subject to Awards pursuant to an adjustment made under Section 4(c) of the Plan.

(x)	“Stock Appreciation Right” shall mean any right granted under Section 6(b) of the Plan.
Section 3.   Administration.
(a)	Power and Authority of the Committee. The Plan shall be administered by the Committee. Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) each Award; (iv) determine the terms and conditions of any Award or Award Agreement; (v) amend the terms and conditions of any Award or Award Agreement and accelerate the exercisability of Options or the lapse of restrictions relating to Restricted Stock, Restricted Stock Units or other Awards; (vi) determine whether, to what extent and under what circumstances Awards may be exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances cash, Shares, promissory notes, other securities, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or agreement, including an Award Agreement, relating to the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Award and any employee of the Company or any Affiliate.

(b)	Delegation. The Committee may delegate its powers and duties under the Plan to one or more Directors or a committee of Directors, subject to such terms, conditions and limitations as the Committee may establish in its sole discretion.

(c)	Power and Authority of the Board of Directors. Notwithstanding anything to the contrary contained herein, the Board may, at any time and from time to time, without any further action of the Committee, exercise the powers and duties of the Committee under the Plan.
Section 4.   Shares Available for Awards.
(a)	Shares Available. Subject to adjustment as provided in Section 4(c) of the Plan, the aggregate number of Shares that may be issued under all Awards under the Plan shall be 3,600,000. Shares to be issued under the Plan may be either authorized but unissued Shares or Shares acquired in the open market or otherwise. Any Shares that are used by a Participant as full or partial payment to the Company of the purchase price relating to an Award, or in connection with the satisfaction of tax obligations relating to an Award, shall again be available for granting Awards (other than Incentive Stock Options) under the Plan. In addition, if any Shares covered by an Award or to which an Award relates are not purchased or are forfeited, or if an Award otherwise terminates without delivery of any Shares, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Award, to the extent of any such forfeiture or termination, shall again be available for granting Awards under the Plan. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,300,000, subject to adjustment as provided in the Plan and subject to the provisions of Section 422 or 424 of the Code or any successor provision.

(b)	Accounting for Awards. For purposes of this Section 4, if an Award entitles the holder thereof to receive or purchase Shares, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of Shares available for granting Awards under the Plan.

(c)	Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar corporate transaction or event affects the Shares such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Shares (or other securities or other property) that thereafter may be made the subject of Awards, (ii) the number and type of Shares (or other securities or other property) subject to outstanding Awards and (iii) the purchase or exercise price with respect to any Award; provided, however, that the number of Shares covered by any Award or to which such Award relates shall always be a whole number.

(d)	Award Limitations Under the Plan. No Eligible Person may be granted any Award or Awards under the Plan, the value of which Award or Awards is based solely on an increase in the value of the Shares after the date of grant of such Award or Awards, for more than 50,000 Shares (subject to adjustment as provided for in Section 4(c) of the Plan), in the aggregate in any calendar year. The foregoing annual limitation specifically includes the grant of any Award or Awards representing “qualified performance-based compensation” within the meaning of Section 162(m) of the Code.
Section 5. Eligibility.   Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Award and the terms of any Award, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to full or part-time employees (which term as used herein includes, without limitation, officers and Directors who are also employees), and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code or any successor provision.
Section 6.   Awards.
(a)	Options. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee; provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option; and further provided, that, except as otherwise provided in Section 4(c) hereof, the Committee shall not reprice, adjust or amend the exercise price of any Option previously awarded to any participant, whether through amendment, cancellation and replacement grant, or any other means, without obtaining shareholder approval.

(ii)	Option Term. The term of each Option shall be fixed by the Committee, but shall not be longer than 10 years from the date of grant.

(iii)	Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(b)	Stock Appreciation Rights. The Committee is hereby authorized to grant Stock Appreciation Rights to Participants subject to the terms of the Plan and any applicable Award Agreement. A Stock Appreciation Right granted under the Plan shall confer on the holder thereof a right to receive upon exercise thereof the excess of (i) the Fair Market Value of one Share on the date of exercise (or, if the Committee shall so determine, at any time during a specified period before or after the date of exercise) over (ii) the grant price of the Stock Appreciation Right as specified by the Committee, which price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right. Subject to the terms of the Plan and any applicable Award Agreement, the grant price, term, methods of exercise, dates of exercise, methods of settlement and any other terms and conditions of any Stock Appreciation Right shall be as determined by the Committee. The Committee may impose such conditions or restrictions on the exercise of any Stock Appreciation Right as it may deem appropriate.

(c)	Restricted Stock and Restricted Stock Units. The Committee is hereby authorized to grant Restricted Stock and Restricted Stock Units to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

(i)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may impose (including, without limitation, a waiver by the Participant of the right to vote or to receive any dividend or other right or property with respect thereto), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise as the Committee may deem appropriate.

(ii)	Stock Certificates. Any Restricted Stock granted under the Plan shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock. In the case of Restricted Stock Units, no Shares shall be issued at the time such Awards are granted.

(iii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment (as determined under criteria established by the Committee) during the applicable restriction period, all Shares of Restricted Stock and all Restricted Stock Units at such time subject to restriction shall be forfeited and reacquired by the Company; provided, however, that the Committee may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to Shares of Restricted Stock or Restricted Stock Units. Upon the lapse or waiver of restrictions and the restricted period relating to Restricted Stock Units evidencing the right to receive Shares, such Shares shall be issued and delivered to the holders of the Restricted Stock Units.

(d)	Performance Awards. The Committee is hereby authorized to grant Performance Awards to Participants subject to the terms of the Plan and any applicable Award Agreement. A Performance Award granted under the Plan (i) may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock and Restricted Stock Units), other securities, other Awards or other property and (ii) shall confer on the holder thereof the right to receive payments, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan and any applicable Award Agreement, the performance goals to be achieved during any performance period, the length of any performance period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee.

(e)	Other Stock Grants. The Committee is hereby authorized, subject to the terms of the Plan and any applicable Award Agreement, to grant to Participants Shares without restrictions thereon as are deemed by the Committee to be consistent with the purpose of the Plan.

(f)	Other Stock-Based Awards. The Committee is hereby authorized to grant to Participants subject to the terms of the Plan and any applicable Award Agreement, such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purpose of the Plan. Shares or other securities delivered pursuant to a purchase right granted under this Section 6(f) shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), as the Committee shall determine, the value of which consideration, as established by the Committee, shall not be less than 100% of the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

(g)	General.

(i)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(ii)	Awards May Be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with or in substitution for any other Award or any award granted under any plan of the Company or any Affiliate other than the Plan. Awards granted in addition to or in tandem with other Awards or in addition to or in tandem with awards granted under any such other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(iii)	Forms of Payment under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or an Affiliate upon the grant, exercise or payment of an Award may be made in such form or forms as the Committee shall determine (including, without limitation, cash, Shares, promissory notes, other securities, other Awards or other property or any combination thereof), and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents with respect to installment or deferred payments.

(iv)	Limits on Transfer of Awards. No Award (other than Other Stock Grants) and no right under any such Award shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, transfer Options (other than Incentive Stock Options) or designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any property distributable with respect to any Award upon the death of the Participant. Each Award or right under any Award shall be exercisable during the Participant’s lifetime only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award or right under any such Award may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(v)	Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but the term of any Option shall not be longer than 10 years from the date of grant.

(vi)	Restrictions; Securities Exchange Listing. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such restrictions as the Committee may deem advisable under the Plan, applicable federal or state securities laws and regulatory requirements, and the Committee may cause appropriate entries to be made or legends to be affixed to reflect such restrictions. If any securities of the Company are traded on a securities exchange, the Company shall not be required to deliver any Shares or other securities covered by an Award unless and until such Shares or other securities have been admitted for trading on such securities exchange.
Section 7.   Amendment and Termination; Adjustments.
(a)	Amendments to the Plan. The Board may amend, alter, suspend, discontinue or terminate the Plan at any time; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

(i)	would violate the rules or regulations of the NASDAQ National Market System or any securities exchange that are applicable to the Company; or

(ii)	would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

(b)	Amendments to Awards. The Committee may waive any conditions of or rights of the Company under any outstanding Award, prospectively or retroactively. Except as otherwise provided herein or in the Award Agreement, the Committee may not amend, alter, suspend, discontinue or terminate any outstanding Award, prospectively or retroactively, if such action would adversely affect the rights of the holder of such Award, without the consent of the Participant or holder or beneficiary thereof.

(c)	Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect
Section 8.   Income Tax Withholding; Tax Bonuses.
(a)	Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant in paying all or a portion of the federal and state taxes to be withheld or collected upon exercise or receipt of (or the lapse of restrictions relating to) an Award, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than Shares issuable upon exercise or receipt of (or the lapse of restrictions relating to) such Award with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

(b)	Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Award under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise or receipt of (or the lapse of restrictions relating to) Awards in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise or receipt (or the lapse of such restrictions). The Committee shall have full authority in its discretion to determine the amount of any such tax bonus.
Section 9.   General Provisions.
(a)	No Rights to Awards. No Eligible Person, Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to any Participant or with respect to different Participants.

(b)	Award Agreements. No Participant will have rights under an Award granted to such Participant unless and until an Award Agreement shall have been duly executed on behalf of the Company and, if requested by the Company, signed by the Participant.

(c)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d)	No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in any way the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan or any Award, unless otherwise expressly provided in the Plan or in any Award Agreement.

(e)	Governing Law. The validity, construction and effect of the Plan or any Award, and any rules and regulations relating to the Plan or any Award, shall be determined in accordance with the laws of the State of Minnesota.

(f)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction or Award, and the remainder of the Plan or any such Award shall remain in full force and effect.

(g)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(h)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(i)	Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
Section 10. Effective Date of the Plan.   The Plan was approved by the Board on December 14, 1998, subject to approval by the shareholders of the Company within twelve (12) months thereafter. Any Award granted under the Plan prior to shareholder approval of the Plan shall be subject to shareholder approval of the Plan.
Section 11. Term of the Plan.   No Award shall be granted under the Plan after December 13, 2013 or any earlier date of discontinuation or termination established pursuant to Section 7(a) of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date.

Blank inside back cover

215 South Cascade Street
Box 496
Fergus Falls, Minnesota 56538-0496
4334 18th Avenue SW
Box 9156
Fargo, North Dakota 58106-9156
www.ottertail.com

215 South Cascade Street, Fergus Falls, MN 56537
SEE OTHER SIDE
This proxy will be voted as directed. In the absence of specific directions, the proxy will be voted FOR the election of Directors, and FOR Item 2, 3 and 4.
Please sign exactly as name appears hereon. When signing as attorney, administrator, trustee, or guardian, please give your full title.

P/N

Dated: , 2006

Signature	Signature, if held jointly

Please return upper portion in envelope provided.
PLEASE VOTE YOUR PROXY...NOW!
Please vote your proxy promptly. This will help save the expense of follow-up letters to shareholders who have not responded. If you vote by the Internet or telephone, please do not mail your proxy card.
If you elected to view proxy materials via the Internet, you will only receive this voting instruction form. Please go to our website at www.ottertail.com/annual to view the annual report and proxy statement online.

OTTER TAIL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Monday, April 10, 2006
10:00 AM
ADMISSION TICKET
(OVER)

Admission ticket for Otter Tail Corporation Annual Meeting of Shareholders, April 10, 2006 at 10:00 a.m. at the Bigwood Event Center, 921 Western Avenue (Highway 210 West and I-94), Fergus Falls, MN.

Number of individuals
Please present this ticket for admittance of shareholder(s) named above.

VOTING INSTRUCTIONS
You may vote your proxy in one of three ways.	Company Number: 664 Number:
VOTE BY THE INTERNET — https://secure.ottertail.com/proxy
•	Use the Internet to vote your proxy 24 hours a day, 7 days a week.
•	You will be prompted to enter the 3-digit company number and the 6-digit number, which are located in the box above.
•	Internet voting will terminate at 12:00 noon C.S.T., April 7, 2006.
VOTE BY TELEPHONE — 1-888-514-5365
•	Use any touch-tone phone to vote your proxy 24 hours a day, 7 days a week.
•	You will be prompted to enter the 3-digit company number and the 6-digit number which are located in the box above.
•	Please note the following options:
➢ To vote as the Board of Directors recommends on All proposals: Press 1
➢ To vote on each item separately, press 0. You will then hear these instructions:
                         Proposal 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9; To WITHHOLD
                                             FOR AN INDIVIDUAL nominee, press 0.
                         Proposals 2, 3 and 4: To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0.
➢ When asked, you must confirm your vote by pressing 1.
•	Phone voting will terminate at 12:00 noon C.S.T., April 7, 2006.
VOTE BY MAIL
•	Mark, sign, and date your proxy card and return it in the postage-paid envelope provided. Do not mail the proxy card if you vote by phone or Internet.
Thank you for voting.
ò Please detach here ò

PROXY
Solicited on Behalf of the Board of Directors of
OTTER TAIL CORPORATION
The undersigned hereby appoint GARY SPIES and ARVID R. LIEBE (each with power to act alone and with full power of substitution) the proxies of the undersigned to vote all common shares that the undersigned is entitled to vote at the Annual Meeting of Otter Tail Corporation to be held April 10, 2006, and at any adjournment thereof, and hereby directs that this proxy be voted as instructed herein. The Board of Directors recommends voting for the election of Directors (Item 1), for the ratification of Deloitte & Touche LLP as our independent registered public accounting firm (Item 2), for the proposal to amend the 1999 Employee Stock Purchase Plan (Item 3), and for the proposal to amend the 1999 Stock Incentive Plan (Item 4).
1. ELECTION OF DIRECTORS

01) Karen M. Bohn	02) Edward J. McIntyre	03) Joyce Nelson Schuette

☐FOR	☐FOR	☐FOR
☐WITHHOLD	☐WITHHOLD	☐WITHHOLD
2. THE RATIFICATION OF DELOITTE & TOUCHE LLP as our independent registered public accounting firm.

FOR ☐	AGAINST ☐	ABSTAIN ☐
3. PROPOSAL TO AMEND THE 1999 EMPLOYEE STOCK PURCHASE PLAN.

FOR ☐	AGAINST ☐	ABSTAIN ☐
4. PROPOSAL TO AMEND THE 1999 STOCK INCENTIVE PLAN.

FOR ☐	AGAINST ☐	ABSTAIN ☐
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
SEE OTHER SIDE